UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ModivCare Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Dear Stockholder:
May 1, 2023
We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of ModivCare Inc., which will be held on Tuesday, June 13, 2023, at 10:00 a.m. Mountain Daylight Time, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237.
At the annual meeting you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as such other business as may properly come before the annual meeting.
Your vote is important, and we encourage you to vote promptly. For record holders, regardless of whether you are able to attend the upcoming annual meeting in person, please follow the instructions contained in the proxy statement on how to vote via the Internet, by telephone, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted. If your shares are held in the name of a broker, bank or other intermediary holder of record, follow the voting instructions you receive from the holder of record to vote your shares.
On behalf of the board of directors and management of the Company, I extend our appreciation for your continued support.

L. Heath Sampson
President, Chief Executive Officer, Chief Financial Officer and Director

Notice of Annual Meeting of Stockholders

To our Stockholders:
Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of ModivCare Inc., a Delaware corporation (the “Company”), will be held at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m. Mountain Daylight Time on Tuesday, June 13, 2023. The Annual Meeting is being held for the following purposes:
Meeting Date ____ June 13, 2023

1	To approve an amendment to our Certificate of Incorporation to declassify our Board of Directors;
2	To elect four directors to serve for one-year terms if Proposal 1 is approved by our stockholders, or for three-year terms as Class 2 directors if Proposal 1 is not approved by our stockholders;	Meeting Time ____ 10:00 a.m. Mountain Daylight Time
3	To hold a non-binding advisory vote to approve named executive officer compensation;
4	To hold a non-binding advisory vote on the frequency of future advisory votes on named executive officer compensation;
5	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year; and	Meeting Place ____ 6900 Layton Avenue, 12th Floor Denver, CO 80237
6	To transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or rescheduling thereof.

Only stockholders of record of the Company’s common stock, $0.001 par value per share, as shown by the transfer books of the Company, at the close of business on April 18, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to vote your shares in advance of the Annual Meeting by using one of the methods outlined in the proxy statement.
By Order of the Board of Directors,
Jonathan Bush
Senior Vice President, General Counsel & Corporate Secretary
—
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Tuesday, June 13, 2023. The Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available free of charge at www.proxyvote.com.
We have elected to provide access to you to our proxy materials over the Internet, and we have mailed to you a Notice of Internet Availability of Proxy Materials with instructions for accessing our proxy materials and voting via the Internet and for how you may obtain paper copies of our proxy materials if you so choose.

Your vote is important.
____
In order to ensure your representation at the meeting, please vote your shares using one of the methods outlined in the accompanying proxy statement as promptly as possible. See “Voting Procedures” in the proxy statement for further details. If you do attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.

1	Proxy Statement for 2023 Annual Meeting of Stockholders
2	Proxy Statement Summary
5	Voting Procedures
8	Voting Securities of Certain Beneficial Owners and Management
10	Proposal 1 Amendment to our Certificate of Incorporation to Declassify our Board
12	Proposal 2 Election of Directors
23	Corporate Governance
33	Executive Compensation
61	Proposal 3 Advisory vote to approve named executive officer compensation
63	Proposal 4 Advisory vote on the frequency of future advisory votes on named executive officer compensation
64	Proposal 5 Ratification of appointment of independent registered public accounting firm
65	Audit Committee Report
66	Independent Registered Public Accountants
67	Stockholder Proposals for 2024 Annual Meeting
68	Other Matters
69	Additional Information
70	Householding

Proxy Statement For 2023
Annual Meeting of Stockholders
2023 Annual Meeting of Stockholders
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ModivCare Inc., a Delaware corporation (the “Company”), for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, at 10:00 a.m. Mountain Daylight Time on Tuesday, June 13, 2023, and at any adjournment, postponement or rescheduling of the meeting, for the purposes set forth herein and in the attached notice of the Annual Meeting.
As is the practice of many other companies, the Company provides proxy materials by a “notice and access” process through the Internet. Those stockholders who wish to receive paper proxy materials may request a complimentary copy from the Company by following the instructions on the notice they received.
Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 18, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or rescheduling thereof. On the Record Date, there were 14,156,089 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting, excluding 10,512 restricted shares of Common Stock that do not have the right to vote. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter to be considered at the Annual Meeting.
The principal executive offices of the Company are located at 6900 Layton Avenue, 12th Floor, Denver, CO 80237 and the telephone number of the Company is (303) 728-7043. To obtain directions to the location of our principal executive offices, where the Annual Meeting will be held in person, please contact our Corporate Secretary at that address or telephone number. References to the “Company,” “ModivCare,” “we,” “us” or “our” and similar terms mean ModivCare Inc. and, except as otherwise specified herein, its subsidiaries. When such terms are used in reference to the Common Stock, they refer specifically to ModivCare Inc.
This Proxy Statement and accompanying proxy card are being provided to Company stockholders on or about May 1, 2023.

Modivcare 2023 Proxy Statement	1

Proxy Statement Summary
Corporate Governance Highlights
We have structured our corporate governance program to promote the long-term interests of stockholders, strengthen the accountability of our Board and management, and help build public trust in the Company.
Highlights of our efforts include:

Proposals to Be Voted Upon at the Annual Meeting

	Proposal Description	Board Recommendation	Where to Find More Information	Separation of the Chair of the Board and Chief Executive Officer roles

1	Approval of an amendment to our Certificate of Incorporation to declassify our Board	FOR	Pages 10 to 11
All Board committees chaired by independent directors, and all directors are independent other than our CEO director

2	Election of four Directors	FOR all nominees	Pages 12 to 22	Active Board and Board committee role in overseeing management of the Company’s risks

3	Approval of non-binding advisory vote to approve named executive officer compensation	FOR	Pages 61 to 62
Annual Board and Board committee self-evaluations

Equity ownership guidelines for directors and executive officers

4	Approval of non-binding advisory vote on the frequency of future advisory votes on named executive officer compensation	FOR every one year	Page 63

Cash and equity award plans with clawback provisions

5	Ratification of appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2023	FOR	Page 64	Anti-hedging and anti-pledging policies for directors and executive officers

Reasonable director tenure, with an average of six years of service

About the Company
ModivCare Inc. is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for payors and their members. Our value-based solutions address the social determinants of health, or SDoH, connect members to care, help health plans manage risks, reduce costs, and improve health outcomes. ModivCare is a provider of non-emergency medical transportation, or NEMT, personal care, and remote patient monitoring, or RPM, solutions, which serve

Regular executive sessions of non-employee directors

No poison pill

2	Modivcare 2023 Proxy Statement

TABLE OF CONTENTS	Proxy Statement Summary

similar, highly vulnerable patient populations. The technology-enabled operating model includes NEMT core competencies in risk underwriting, contact center management, network credentialing, claims management and non-emergency medical transportation management. Additionally, our personal care services include placements of non-medical personal care assistants, home health aides and nurses primarily to Medicaid patient populations in need of care monitoring and assistance performing daily living activities in the home setting, including senior citizens and disabled adults. ModivCare’s remote patient monitoring services include personal emergency response systems, vitals monitoring and data-driven patient engagement solutions. ModivCare is further expanding its offerings to include meal delivery and working with communities to provide meals to food-insecure individuals.
Business Highlights
During 2022, the Company continued the evolution of its business and technology that had positive impacts on our clients, transportation providers and members. We also enhanced our senior leadership, resulting in an experienced team with a track record of operational excellence, including veteran leaders for our Mobility and Home businesses. The Board promoted L. Heath Sampson to President and Chief Executive Officer, Rebecca Orcutt to Chief Accounting Officer, and Kenneth Shepard to Chief Financial Officer of our Mobility business. We made progress building for scale through our integration efforts in 2022 which continue into 2023. We grew our membership from 30 to 35 million monthly members in our Mobility segment and we grew our Personal Care provider base. We reintroduced benefits to caregivers in 2022 which contributed to an increase in our caregiver satisfaction score, resulting in an increase in the number of caregivers.
Performance Highlights
The efforts of this talented leadership team during 2022 resulted in the Company continuing to produce strong financial results despite continuing COVID headwinds and a challenging macroeconomic environment. This strong financial performance is evidenced by the Company reporting substantial revenue growth in the last two years as compared to the two years prior, as well as sustained growth in Adjusted EBITDA* with a CAGR of 58% over the last four years, as demonstrated below.
Executive Compensation Highlights ModivCare’s executive compensation philosophy is designed to attract, motivate and retain highly talented individuals by:

Designing aggregate total direct compensation to be competitive while allowing Company and/or individual performance to drive actual compensation up or down

Ensuring that there is a strong link between pay and performance against our business strategy, the metrics in our incentive programs, and the business results driving stockholder value

Aligning performance-driven compensation with stockholder interests, with a percentage of total pay tied to stock performance

Mitigating financial risk through sound plan design and decision-making, and with ongoing oversight

*Adjusted EBITDA is a financial measure that is not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. A reconciliation of Adjusted EBITDA to net income (loss), its most directly comparable GAAP financial measure, is provided in Appendix A to this Proxy Statement.

Our Compensation Committee uses balanced compensation practices to ensure that there is alignment in pay for performance for our executives.

Modivcare 2023 Proxy Statement	3

Proxy Statement Summary	TABLE OF CONTENTS
Diversity and Inclusion Highlights
Our employees reflect the communities in which we live and work, and the customers we serve, and they possess a broad range of thought and experiences that have helped us achieve our successes to date. A key component of our growth and success is our focus on inclusion and diversity. We believe this commitment allows us to better our understanding of patient and customer needs, and develop technologies and solutions to meet those needs. We have made progress in our workforce diversity representation, including having a majority of our team members who self-identify as an underrepresented minority, and we continue to seek to improve in this important area. We have established goals to continue improving our hiring, development, and retention of diverse employees and our overall diversity representation, including within our executive management team, in an effort to be a socially responsible community member. Impacts of the Company’s diversity and inclusion initiatives include:
•A 10-member Board that includes two members who self-identify as a female and two members who self-identify as an underrepresented minority.
•Company-wide leadership ranks (director and above) that consist of approximately 38% of individuals who self-identify as an underrepresented minority and approximately 42% who self-identify as female.
•Further enhancement of the diversity of our executive team with the addition of Anne Bailey, President of ModivCare Home who self-identifies as female and Ilias Simpson, President of ModivCare Mobility who self-identifies as an underrepresented minority.
•Formation of Employee Resource Groups (“ERGs”), which are employee-led, experience-based groups of individuals that share a common interest in diversity topics such as race, ethnicity, national origin, gender, and sexual orientation/gender identity. In 2022, ERGs focused on Ability Awareness, Black and African Affinity, Female Empowerment, and Pride were founded. In 2023, we have formed additional ERGs, including Inclusive Hispanic Employees Leading People (I.H.E.L.P), One Asian American and Pacific Islanders (OneAAPI), and Veterans.
Environmental, Social and Governance Highlights
We are committed to furthering our Environmental, Social and Governance (“ESG”) practices which are intended to create value for our stockholders by building stakeholder trust, driving innovation, mitigating risk, fostering employee engagement, increasing productivity and reducing costs. As a mission-driven supportive care services company focused on addressing the social determinants of health, our ESG commitments are embedded in the supportive care services we provide every day to approximately 35 million members nationwide. While we are in the early stages of our ESG journey, we are committed to advancing our ESG practices as we focus on leveling the inequities in healthcare through our social determinants of health platform, whether by providing a ride to a healthcare appointment, assisting with activities of daily living or engaging with a member who has a health emergency. We believe that these critical services should be provided equitably nationwide, especially for the most vulnerable populations. We focus on ESG risks and opportunities that are believed to be the most relevant to our business and the most impactful to our stakeholders and the communities we serve. We have a goal that all of our team members strive to advance our ESG initiatives in their daily routines as we work to drive positive health outcomes by transforming how we connect people to care. We published our first ESG report for 2021-2022 in July 2022 to showcase the achievements we have made related to ESG.

Our 2021-2022 ESG Report is a testament to the work our team does to advance our initiatives and speaks to the momentum we have made toward establishing our ESG practices. We have aligned the content of this report to our sustainability framework, composed of the following four pillars:

Responsible Business Practice	Human Capital	Social Responsibility	Environment

We are committed to upholding ethical business practices, routinely conducting team member training and implementing safeguards to identify and manage potential risks.	We Care Big for our team, our greatest asset, by fostering a diverse, inclusive and safe workplace where our employees can learn, develop, contribute and thrive.	We are committed to providing vulnerable populations access to care services in a safe and ethical way, and to helping our local communities thrive with our support.	We work to reduce the environmental impact from our operational footprint, vendors and partners, aligning with the core values of our environmental stewardship.

4	Modivcare 2023 Proxy Statement

Voting Procedures
The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be included in the number of shares present at the Annual Meeting for the purposes of determining the presence of a quorum. So-called “broker non-votes” (that is, when a broker or other entity that is the record holder of shares of Common Stock votes on a “routine matter” (as discussed below) without voting instructions from the beneficial owner but cannot vote on another particular proposal because the broker or other entity does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner regarding that proposal) are not relevant in determining the absence or presence of a quorum at the Annual Meeting.
If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), your broker or other organization may exercise discretion to vote your shares under limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on so-called “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm. With respect to routine matters, if you do not vote your shares, your bank, broker or other organization may vote your shares on your behalf or leave your shares unvoted. The approval of the amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), the election of directors, the non-binding advisory vote approving executive compensation and the non-binding advisory vote on the frequency of future advisory votes on executive compensation, however, are not considered routine matters. When a proposal is not a routine matter and the brokerage firm or other organization has not received specific voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. In circumstances when there are both routine matters and non-routine matters being considered at the same meeting, such as at our upcoming Annual Meeting, the record owner brokers or other organizations that do not receive specific voting instructions from their beneficial owners are “entitled to vote” on the routine matter but not “entitled to vote” on the non-routine matters. This circumstance results in a “broker non-vote” on each of the non-routine matters. Accordingly, it is particularly important that beneficial owners instruct their brokers or other organizations how they wish to vote their shares on all matters to ensure their votes are counted as intended.
Approval of Proposals 1 and 3
Requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are considered present and entitled to vote on these proposals and will have the same legal effect as votes against such proposals. As non-routine matters, we expect broker non-votes on these proposals, which will count neither as votes for nor against such proposals at the Annual Meeting because they represent shares not “entitled to vote” on the matters and will thus have no effect on the outcome of the voting on these proposals.
Approval of Proposal 2
Requires that the number of votes cast for each director nominee must exceed the number of votes cast against the election of each director nominee. Abstentions and broker non-votes are not considered votes cast for or against the election of directors and thus will have no effect on the election of directors. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), cumulative voting is not permitted for the election of directors.
Approval of Proposal 4
The choice of frequency (every one, two or three years) that receives the greatest number of votes cast at the Annual Meeting will be considered the preference of our stockholders. Abstentions and broker non-votes are not considered votes cast for or against this proposal and thus will have no effect on the choice of frequency.
Approval of Proposal 5
Requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are considered present and entitled to vote on Proposal 5 and will have the same legal effect as votes against such proposal. There are not expected to be any broker non-votes associated with this proposal, as the ratification of the appointment of our independent registered public accounting firm is a routine matter upon which record holder brokers and other organizations are entitled to vote the shares without specific instructions from their beneficial owners. As a result, if your shares

Modivcare 2023 Proxy Statement	5

Voting Procedures	TABLE OF CONTENTS
are held in “street name” and you do not give your bank, broker or other organization instructions on how to vote, your shares may be voted by the bank, broker or other organization in its discretion.
Notice and Access
The Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Stockholders will have received a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the full proxy materials and voting via the Internet. The Notice will also provide information on how stockholders may obtain, without charge, paper copies of our proxy materials. The Company’s proxy materials are also available at www.proxyvote.com.
Stockholder of Record
If you are the stockholder of record with respect to your shares (that is, your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A.), you may vote using the following methods:

In Person. You may vote in person at the Annual Meeting by requesting a ballot from a Company representative when you arrive.
Internet. You may vote by Internet at www.proxyvote.com. You will be prompted to enter your Control Number located on the Notice or proxy card and then follow the instructions provided to vote.
Telephone. You may vote by telephone at (800) 690-6903. You will be prompted to enter your Control Number located on the Notice or proxy card and then follow the instructions provided to vote.

Mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy at the Annual Meeting by filling out the proxy card and following the voting instruction form included with your proxy materials and returning the properly completed proxy card in the envelope provided.

The deadline for registered stockholders to vote by Internet, telephone or mail is 11:59 p.m. Eastern Time on June 12, 2023.
Beneficial Owner of Shares Held in Street Name
If you are the beneficial owner of shares held in street name (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), you may vote using the following methods:

In Person. You must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from a Company representative when you arrive. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of elections.

Internet and Telephone. See the materials you received from your broker or other record holder organization to determine your ability to instruct your broker or other organization how you wish to cast your vote by Internet or telephone.

Mail. If you requested printed copies of the proxy materials by mail, you may vote by following the instructions of your bank, broker or other organization about how you wish to cast or instruct your organization how to cast your vote.

6	Modivcare 2023 Proxy Statement

TABLE OF CONTENTS	Voting Procedures
Changing or Revoking Your Vote
If you are a record holder of shares of Common Stock, after voting, you may change your vote one or more times by completing and returning a later dated and new proxy card to the Company, by voting again either by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. You may request a new proxy card from the Company’s Corporate Secretary at the address below. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, before the Annual Meeting. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m. Eastern Time on June 12, 2023.
If you hold your shares as a beneficial holder through a brokerage firm, bank, broker-dealer or similar organization, please refer to your organization’s proxy card or other information forwarded by such organization to learn how you can revoke your proxy instructions and change your or your organization’s vote.
Failure to Provide Voting Instructions
Other than with respect to broker non-votes, if you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons acting as proxies will vote your shares of Common Stock:

“FOR” the approval of the amendment to our Certificate of Incorporation to declassify our Board;	“FOR” the election of the director nominees, David A. Coulter, Leslie V. Norwalk, Rahul Samant, and L. Heath Sampson;	“FOR” the non-binding advisory vote to approve named executive officer compensation;	“FOR One Year” for the frequency of future advisory votes on named executive officer compensation; and	“FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year.

With respect to any other matter that properly comes before the Annual Meeting, which is not expected, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interests of the Company and its stockholders.
Solicitation of Proxies
The entire cost of soliciting proxies, including the costs of preparing, assembling and, to the extent applicable, mailing the Notice, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) to the beneficial owners of the shares they hold of record.
As mentioned above, the Company is not presently aware of any matters that will be brought before the Annual Meeting that are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons acting as proxies will act or vote in accordance with their best judgment.

Modivcare 2023 Proxy Statement	7

Voting Securities of Certain Beneficial Owners and Management
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of ModivCare’s Common Stock by (a) each stockholder known by us to own beneficially more than 5% of the outstanding voting power of our Common Stock, (b) each of ModivCare’s directors and nominees for director, (c) each of ModivCare’s executive officers named in the “Summary Compensation Table” which follows, who are our named executive officers, and (d) all of ModivCare’s current directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares and the address for each beneficial owner of more than 5% of our Common Stock, director, director nominee and named executive officer is: c/o ModivCare Inc., 6900 Layton Avenue, 12th Floor, Denver, CO 80237.

Name of Beneficial Owner	No. of Shares of Common Stock Beneficially Owned(1)	Percent of Class(1)

5% or greater security holders
BlackRock, Inc.(2)	2,105,387	14.9%
Coliseum Capital Management, LLC(3)	1,399,195	9.9%
T. Rowe Price Investment Management, Inc.(4)	1,134,756	8.0%
Fuller & Thaler Asset Management, Inc. (5)	920,828	6.5%
The Vanguard Group (6)	913,180	6.5%
Directors
Todd J. Carter(7)	12,805	*
David A. Coulter(7)	25,036	*
Garth Graham(7)	1,872	*
Richard A. Kerley(7)	36,926	*
Leslie V. Norwalk(7)	14,858	*
Stacy Saal(7)	3,485	*
Rahul Samant(7)	3,376	*
L. Heath Sampson(8)	10,232	*
Christopher S. Shackelton(9)	1,399,195	9.9%
Frank J. Wright(7)	16,190	*
Non-Director Named Executive Officers
Ilias Simpson(10)	1,357	*
Jason Anderson	—	—
Daniel E. Greenleaf	—	—
Brett Hickman	—	—
Grover N. Wray(11)	2,430	*
All current directors and executive officers as a group (15 persons)	1,543,666	10.9%
* Less than 1%
1.The securities “beneficially owned” by each stockholder are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities to which the stockholder has or shares voting or investment power or has the right to acquire voting or investment power within 60 days of the Record Date. Beneficial ownership may be disclaimed as to certain of the securities. As of the Record Date there were 14,166,601 shares of the Common Stock outstanding (including 10,512 restricted shares that do not have the right to vote). The Common Stock is the only outstanding class of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Common Stock entitled to one vote on each matter presented at the Annual Meeting.

8	Modivcare 2023 Proxy Statement

TABLE OF CONTENTS	Voting Securities of Certain Beneficial Owners and Management
2.This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. (55 East 52nd Street, New York, NY 10055) on January 26, 2023, and includes 21,895 shares with respect to which the reporting person reports having no voting power.
3.This information is based on ownership information reported in the Schedule 13D/A filed with the SEC on September 9, 2021 by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Adam Gray and Christopher Shackelton (105 Rowayton Avenue, Rowayton, CT 06853) and on the Form 4 filed with the SEC by the same entities and individuals on March 20, 2023. Based on information available in the Schedule 13D/A and the Form 4, the shares are held directly by (a) CCP, an investment limited partnership of which CC is general partner and for which CCM, a Delaware limited liability company, serves as investment adviser, (b) CCP2, an investment limited partnership of which CC is general partner and for which CCM serves as investment adviser, (c) a separate account investment advisory client of CCM (the “Separate Account,” and, collectively with CCP and CCP2, the “Coliseum Stockholders”). CCM, Christopher Shackelton, and Adam Gray each have shared voting and shared dispositive power over 1,399,195 shares, CC has shared voting and shared dispositive power over 1,070,500 shares, CCP has shared voting and shared dispositive power over 957,163 shares, CCP2 has shared voting and shared dispositive power over 113,337 shares, and the Separate Account has shared voting and shared dispositive power over 328,695 shares. Christopher Shackelton, the Chairman of our Board, and Adam Gray are managers of and have an ownership in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by CCP, CCP2 and the Separate Account due to CCM’s right to receive performance-related fees from the Separate Account and CC’s right to receive performance-related fees from CCP and CCP2. Each of Christopher Shackelton, Adam Gray, CCP, CCP2, the Separate Account, CC and CCM disclaims beneficial ownership of these securities except to the extent of that person’s own pecuniary interest therein.
4.This information is based on the Schedule 13G filed with the SEC by T. Rowe Price Investment Management, Inc. (101 E. Pratt Street, Baltimore, MD 21202) on February 14, 2023, and includes 805,414 shares with respect to which the reporting person reports having no voting power.
5.This information is based on the Schedule 13G filed with the SEC by Fuller & Thaler Asset Management, Inc. (411 Borel Avenue, Suite 300, San Mateo, CA 94402) on February 14, 2023, and includes 17,630 shares with respect to which the reporting person reports having no voting power.
6.This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group (100 Vanguard Blvd., Malvern, PA 19355) on February 9, 2023, and includes (1) 12,551 shares with respect to which the reporting person reports having shared voting power and (2) 23,004 shares with respect to which the reporting person reports having shared dispositive power.
7.The shares reported do not include 1,314 unvested restricted stock awards.
8.The shares reported include 8,489 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. The shares reported do not include 2,966 unvested restricted stock units or 6,570 unvested Performance Restricted Stock Units (“PRSUs”).
9.Includes shares of Common Stock held by the Coliseum Stockholders (for additional information see (3) above). Christopher Shackelton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
10.The shares reported include 1,087 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. The shares reported do not include 759 unvested restricted stock units or 5,617 unvested PRSUs.
11.The shares reported include 1,997 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable.

Modivcare 2023 Proxy Statement	9

Proposal One: Approval of an Amendment to our Certificate of Incorporation to Declassify our Board
We are asking you to approve an amendment to our Certificate of Incorporation to declassify the Board and provide for annual elections of directors, with the classified Board to be phased out over three years such that, commencing with the 2025 Annual Meeting, all directors will be elected to one-year terms (the “Certificate Amendment”). This proposal is a result of the Board’s ongoing review and consideration of the Company’s corporate governance policies, structure, and functioning, taking into account broader corporate governance trends, peer practices, and views and perspectives of our stakeholders.
In connection with this review of our corporate governance, our Board considered the advantages and disadvantages of either maintaining the classified board structure or declassifying our Board. On one hand, the advantages of maintaining the classified board structure include that a classified board may promote board continuity, encourage a long-term perspective by management and the Board, and provide protection against certain abusive takeover tactics. On the other hand, our Board understands that many investors believe that annually elected boards increase accountability of directors to a company’s stockholders and that stockholders of public companies generally support shifting from classified boards to the annual election of directors. Our Board believes the Certificate Amendment better aligns our governance with governance practices supported by the majority of our investors. Our Board also considered that if our Board is declassified, it would be easier for one or more stockholders holding a large number of shares, whether a long-term stockholder or one that accumulates a large position over a short period of time, to replace our entire Board at once. In addition, while our Board remains classified, directors can be removed only for cause, whereas directors elected to a board that is not classified can be removed with or without cause under Delaware law.
Based on the considerations described above, upon the recommendation of the Nominating and Governance Committee, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation to eliminate its classified board structure and provide for the annual election of each member of the Company’s Board as set forth in the Certificate Amendment, and to seek stockholder approval for such amendment, as required by Delaware law. Accordingly, the Board has unanimously adopted, approved, and declared advisable the proposed amendment to our Certificate of Incorporation attached to this Proxy Statement as Appendix B, subject to the approval of our stockholders.
Description of the Certificate Amendment
The Sixth Article of our Certificate of Incorporation currently provides that our Board of Directors is divided into three classes as nearly equal in size as practicable, composed of directors each serving terms of office of three years. As a result, at each annual meeting of stockholders, approximately one-third of our directors are elected to serve for a three-year term. The current terms of our director classes expire as follows: Class 2—this 2023 Annual Meeting; Class 3—our 2024 Annual Meeting of Stockholders; and Class 1—our 2025 Annual Meeting of Stockholders. The Certificate Amendment, if approved by our stockholders, would amend the Sixth Article to provide for the annual election of directors to one-year terms when their current terms expire, beginning with this year’s Annual Meeting, and the declassification of our Board would, as a result, be phased in over a period of three years as the remaining terms of our current directors are served.
Specifically, if the proposed Certificate Amendment is adopted, directors will begin to be elected on an annual basis as follows:
1.directors who are elected at this 2023 Annual Meeting will serve a one-year term and they, or their successors, will stand for election to a one-year term also at the 2024 Annual Meeting;
2.directors whose current terms expire at the 2024 Annual Meeting will stand for election to a one-year term at the 2024 Annual Meeting and each annual meeting of stockholders thereafter; and
3.directors whose current terms expire at the 2025 Annual Meeting will stand for election to a one-year term at the 2025 Annual Meeting and each annual meeting of stockholders thereafter.
Beginning with our 2025 Annual Meeting of Stockholders, the declassification of our Board would be complete and all directors would be subject to annual election for one-year terms. If the proposed Certificate Amendment is adopted, any nominees appointed

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TABLE OF CONTENTS	Proposal One
to fill vacancies on the Board that occur following this 2023 Annual Meeting will be appointed for a term that coincides with the term to which such director is appointed or elected.
Our current Certificate of Incorporation also provides that our directors may only be removed for cause. Consistent with Delaware law, the Certificate Amendment also provides that from and after our 2025 Annual Meeting of Stockholders, directors may be removed either for or without cause. Prior to then, directors would continue to be removable only for cause.
Effect of Not Obtaining Stockholder Approval
If the Certificate Amendment does not receive stockholder approval, the Certificate Amendment will not be implemented, the Company’s current classified board structure will remain in place, and the four nominees to be elected as Class 2 directors pursuant to Proposal 2, if so elected, will serve for three-year terms that expire at the 2026 Annual Meeting.
Related Bylaw Amendments
In connection with the Certificate Amendment, the Board has also approved conforming amendments to our Bylaws (the “Bylaw Amendment”) to remove provisions relating to the classified board to be effective upon the filing of the Certificate Amendment with the Secretary of State of the State of Delaware. The Board’s approval of the Bylaw Amendment is conditioned upon the approval by stockholders of the Board’s proposal to amend the Certificate of Incorporation to declassify the Board as set forth in this proposal. If the Certificate Amendment is not approved by the Company’s stockholders, the Bylaw Amendment will not take effect.
Additional Information
If stockholders approve the Certificate Amendment, we intend to file a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following the vote on this proposal at the Annual Meeting, and prior to the vote to elect directors pursuant to Proposal 2, and the Certificate Amendment will be in effect immediately upon filing so that if the Certificate Amendment is approved, it will be effective when the vote is taken to elect directors. In that event, with respect to Proposal 2, stockholders will be asked to elect four directors to our Board to serve for one-year terms until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or their earlier death, resignation or removal. In the event this proposal is not approved, the Certificate Amendment will not be filed and stockholders will be asked to elect four directors as Class 2 directors to serve for three-year terms. The foregoing description of the Certificate Amendment is a summary only and is qualified by reference to the full text of the proposed Certificate Amendment, which is attached to this Proxy Statement as Appendix B.

✓
The Board unanimously recommends that you vote “FOR” the Certificate Amendment as disclosed in this Proxy Statement.

Modivcare 2023 Proxy Statement	11

Proposal Two: Election of Directors
Board Recommendation
____
The Board unanimously recommends that the stockholders vote “FOR” the election of David A. Coulter, Leslie V. Norwalk, Rahul Samant, and L. Heath Sampson as directors of the Company for the ensuing term.

The Company’s Certificate of Incorporation provides that the number of directors be between four and eleven, as determined by the Board. The Board currently has established the total number of directors to be ten directors divided into three classes, serving staggered three-year terms. Each class is to be as nearly equal in size as possible. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until the earlier of their death, resignation or removal. If our stockholders approve Proposal 1 to declassify the Board, however, the Company intends to file the Certificate Amendment with the Delaware Secretary of State such that it is effective before taking a vote on this proposal, which will eliminate the classified Board over three years as discussed under Proposal 1, and directors will begin to be elected for one-year terms beginning with this Annual Meeting.

Under the Company’s Bylaws, to be elected in an uncontested election such as the election at this year’s Annual Meeting, a director nominee must receive more votes cast for such director nominee than cast against such director nominee. In an uncontested election, an incumbent director nominee must submit an irrevocable resignation that will be given effect only if (i) that director receives fewer votes cast for the director than against the director, and (ii) the resignation is accepted by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director does not receive more votes cast for the director than against in an uncontested election, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board is required to act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. If any incumbent director does not receive more votes cast for the director’s election than against, the Board will publicly disclose its decision regarding accepting or not accepting a resignation within four business days of reaching its decision.

The Board proposes the election of David A. Coulter, Leslie V. Norwalk, Rahul Samant, and L. Heath Sampson for the ensuing term. If our stockholders approve Proposal 1, our Board will no longer be classified and the four nominees, if elected, will hold office for one-year terms expiring at the 2024 annual meeting of stockholders. If our stockholders do not approve Proposal 1, the Board will remain classified, the four nominees will remain as Class 2 directors and, if elected, the four nominees will hold office for three-year terms expiring at the 2026 annual meeting of stockholders. The director nominees were nominated by the Nominating and Governance Committee of our Board, which nomination was confirmed by the Board. Each nominee has consented to serve as a nominee for election to the Board, to be named in the Proxy Statement and to serve as a member of the Board if elected by the Company’s stockholders. Information regarding each nominee is set forth below.
1 Class 1 Directors •Richard A. Kerley •Stacy Staal •Christopher S. Shackleton
2 Class 2 Directors •David A. Coulter •Leslie V. Norwalk •Rahul Samant •L. Heath Sampson
3 Class 3 Directors •Todd J. Coulter •Garth Graham •Frank J. Wright

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TABLE OF CONTENTS	Proposal Two
The Board has no reason to believe that the Board’s nominees will be unable to serve or will not serve if elected. If, at the time of the Annual Meeting, any nominee becomes unavailable for any reason for election as a director, the persons entitled to vote as proxy will vote for the election of such substitute(s), if any, as the Board may recommend.
Messrs. Coulter, Samant and Sampson and Ms. Norwalk are incumbent directors of the Company. Mr. Coulter and Ms. Norwalk were previously elected by the stockholders, while Messrs. Samant and Sampson are standing for election by the stockholders for the first time. Mr. Samant was identified as a potential candidate as a director by a third-party recruiter. Messrs. Samant and Sampson were appointed to the Board by the remaining directors on the Board to fill then available vacancies on the Board, with Mr. Sampson being appointed in connection with his appointment by the Board to be the Company’s Chief Executive Officer.
Unless directed otherwise, the persons acting as proxies intend to vote for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of a nominee to serve, for the election of such other person as the Board may recommend in the place of such nominee to fill the vacancy.
The Board unanimously recommends that the stockholders vote “FOR” the election of David A. Coulter, Leslie V. Norwalk, Rahul Samant and L. Heath Sampson as directors of the Company for the ensuing term.
The following table sets forth information with respect to the current directors and the director nominees as of the Record Date.

Name	Age	Class	Term Expires
Todd J. Carter	59	3	2024
David A. Coulter†	75	2	2023
Garth Graham	49	3	2024
Richard A. Kerley	73	1	2025
Leslie V. Norwalk†	57	2	2023
Stacy Saal	49	1	2025
Rahul Samant†	57	2	2023
Christopher S. Shackelton	43	1	2025
Frank J. Wright	75	3	2024
L. Heath Sampson†	52	2	2023
†Director Nominee
The process undertaken by the Nominating and Governance Committee in selecting qualified director candidates is described below under the caption “Corporate Governance—Director Nomination Process—Director Nominee Selection Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in each director’s biography.

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Proposal Two	TABLE OF CONTENTS
Director Nominees

David A. Coulter
____
Mr. Coulter is a Special Limited Partner of Warburg Pincus LLC, a global private equity firm focused on growth investing. During the past 12 years, he served in various roles at Warburg Pincus, including Vice Chairman as well as Managing Director and senior advisor focused on the firm’s financial services investment activities. Prior to that, Mr. Coulter held a series of positions at J.P. Morgan Chase and was a member of its Office of the Chairman. He also served as Chairman and Chief Executive Officer of Bank of America Corporation. Mr. Coulter is currently a director of Warburg Pincus Capital Corporation I-B (NYSE:WPCB), a publicly traded special purpose acquisition corporation, and Varo, Inc., a digital bank and financial services company. He is also a board member of Innovu, American Prairie Reserve, Carnegie Mellon University, Third Way, the Northern California Asia Society, and a board member Emeritus at Lincoln Center. He previously served as a director of Triton International Ltd. (NYSE:TRTN), a publicly traded global intermodal container leasing company, from 2015 until 2021. Mr. Coulter received a bachelor’s degree and master’s degree from Carnegie Mellon University, and currently serves as Chair of the Board of Trustees.
Mr. Coulter’s experiences as both a senior executive of publicly traded financial services corporations, and as a director of public and private companies, provides the Board with extensive executive experience with regard to matters of interest to financial institutions, including risk, compensation, corporate governance and mergers and acquisitions.

Board Committees: Nominating and Governance Committee member

Director Since: 2016

Leslie V. Norwalk
____
Since September 2007, Ms. Norwalk has served as Strategic Counsel to Epstein Becker & Green, P.C. From 2001 to 2007, Ms. Norwalk served the Bush Administration in the Centers for Medicare & Medicaid Services (CMS). From 2006 to 2007, she was the Acting Administrator, where she managed the operations of federal health care programs, including Medicare and Medicaid. For the four years prior to that position, she was the agency’s Deputy Administrator. Prior to serving the Bush Administration, Ms. Norwalk practiced law with Epstein Becker & Green, P.C. where she advised clients on a variety of healthcare policy matters. She also served the first Bush administration in the White House Office of Presidential Personnel and the Office of the U.S. Trade Representative. Ms. Norwalk is currently a director on the public company boards of NuVasive Inc., a medical device company, Neurocrine Biosciences, Inc., a biopharmaceutical company, and Arvinas Inc., a clinical-stage biopharmaceutical company. She also serves as an Advisor to several private equity funds. She received a bachelor's degree from Wellesley College and a juris doctor degree from George Mason University School of Law.
Ms. Norwalk’s significant healthcare regulatory and policy expertise, including her experiences with the Bush Administration on Medicare and Medicaid matters, provides healthcare industry expertise to the Board. Ms. Norwalk will be able to help guide the Company’s strategy, particularly as the healthcare regulatory environment continues to evolve.

Board Committees: Chairperson of the Nominating and Governance Committee, Audit Committee member

Director Since: 2015

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Rahul Samant
____
Rahul Samant currently serves as Chief Information Officer of Delta Air Lines, Inc., a position he has held since 2016. Mr. Samant also serves as Executive Vice President of Delta Air Lines, Inc., a position he has held since 2018, and previously served as Senior Vice President from 2016 until 2018. Prior to that, he was Chief Digital Officer and Global Head of Application Development and Management at American International Group, Inc. and held various technology leadership roles at Bank of America Corporation, including: Chief Information Officer; Head of Technology and Operations for Global Wealth and Investment Management; and Manager and Director of Fixed Income Securities Technology. Mr. Samant commenced his career at Unisys Ltd. He graduated with a Bachelor of Science in Electronics Engineering from University of Mumbai and a Master of Business Administration from Wake Forest University.
Mr. Samant’s extensive leadership experience, which spans over 30 years, provides the Board with important technological and operational expertise.

Board Committees: Audit Committee

Director Since: 2021

L. Heath Sampson
____
L. Heath Sampson has served as the Company’s President and Chief Executive Officer since July 27, 2022 and as the Company’s Chief Financial Officer since February 26, 2021. Mr. Sampson has nearly three decades of executive and financial leadership experience across a range of private and publicly traded companies. Most recently he served, beginning in April 2015, as Chief Executive Officer of Advanced Emissions Solutions, Inc., an environmental solutions provider to companies in coal-fired power generation, municipal water and other industries primarily through air and water purification control technologies, where he orchestrated a successful company turnaround and transformation, after having served there from August of 2014 as Chief Financial Officer and Treasurer. Prior to that, he held Chief Financial Officer roles at private equity-owned Square Two Financial and within key business units at First Data Corporation. He began his career in auditing and business consulting at Arthur Andersen. Mr. Sampson graduated from the University of Denver with a Bachelor of Business Administration degree in Accounting and a Master of Accountancy degree.
Mr. Sampson’s significant leadership experience across a variety of industries coupled with his background in auditing and business consulting are particularly relevant to Mr. Sampson’s service on the Board. Further, as the only Board member who is also a member of the Company’s management team, Mr. Sampson provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

Director Since: 2022

Modivcare 2023 Proxy Statement	15

Proposal Two	TABLE OF CONTENTS
Continuing Directors

Todd J. Carter
____
Todd J. Carter is Chairman of Global Technology at Houlihan Lokey. Prior to assuming his role at Houlihan Lokey in October 2021, Mr. Carter served as Chief Executive Officer and Co-Founder of GCA Advisors, LLC (“GCA”), a global independent investment banking firm, since 2008 until GCA was acquired by Houlihan Lokey in October 2021. Mr. Carter also served on the board of directors of GCA. Prior to that, Mr. Carter served as Chairman, President and Chief Executive Officer of Savvian Inc., a global investment banking firm, and Perseus Group, a global asset management and investment banking firm. Prior to 2003, he was President of Robertson Stephens & Company Inc., a global investment banking and asset management firm, and served on the firm’s board of directors. Earlier in his career, Mr. Carter was employed by McKinsey & Company and Smith Barney Inc. Over the past two decades, Mr. Carter has advised on over 1,500 mergers and acquisitions, financings, takeover defenses, leveraged buyouts, divestures, leveraged recapitalizations, joint ventures, stock buybacks, and restructurings and has been actively involved as an early-stage and growth investor, primarily focused on the technology industry. He has invested in more than 100 companies, several of which he co-founded. Mr. Carter has also served on a number of public and private company boards as well as advisory and nonprofit boards. In the nonprofit area, he currently serves on UCSF’s Board of Overseers and the boards of Education SuperHighway and The Conservation Fund. Other selected involvement includes serving as Chairman of OneD Battery Science, a nanowire-material, high-performance battery company, and on advisory boards such as Foresite Capital and Victory Park Capital. Mr. Carter received a bachelor’s degree from the University of Texas and a master of business administration degree from Harvard Business School.
Mr. Carter brings to the Board global investment banking experience, including his service as founder and chief executive officer of a large independent global investment bank, and his extensive financial expertise and experience in the transaction advisory industry, as well as a broad span of expertise in the financial advisory and mergers and acquisitions sectors.

Board Committees: Compensation Committee member

Director Since: 2016

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TABLE OF CONTENTS	Proposal Two

Garth Graham, MD
____
Garth Graham, MD, currently serves as Director and Global Head of Healthcare and Public Health for Google and YouTube at Alphabet, Inc. Previously, he was Chief Community Health Officer at CVS Health Corporation from 2018 until 2020. Dr. Graham was also President of the Aetna Foundation from 2013 until 2019, as well as Vice President of Community Health at Aetna, Inc. from 2017 until its acquisition by CVS Health Corporation in 2018. Prior to that, he served as Assistant Dean of Health Policy and Chief of Health Services Research at University of Florida’s Department of Medicine, and as Attending Physician at The Massachusetts General Hospital. Dr. Graham started his career serving in two U.S. administrations as U.S. Deputy Assistant Secretary for Health, where he led the development of the federal government’s first national health disparities plan. He is an elected member of the National Academy of Medicine and serves on several boards, including: the National Heart, Lung, and Blood Institute Advisory Council; the Institute of Medicine Board on Population Health; and the Board of the National Quality Forum. Dr. Graham is currently a director on the board of Science Applications International Corp. (NYSE: SAIC), a technology-driven company focused on digital transformation across multiple markets. He graduated with a Bachelor of Science in Biology from Florida International University, a Master of Public Health from Yale School of Public Health, and a Doctor of Medicine from Yale University’s School of Medicine.
Dr. Graham has approximately two decades of extensive healthcare experience, with an emphasis on community and public health, which provides the Board with deep insight into healthcare administration and policy. Dr. Graham helps guide the Company’s strategy, particularly in the area of social determinants of health.

Board Committees: Nominating and Governance Committee

Director Since: 2021

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Proposal Two	TABLE OF CONTENTS

Richard A. Kerley
____
Mr. Kerley served as the Senior Vice President, Chief Financial Officer and member of the board of directors of Peter Piper, Inc., a privately held pizza and entertainment restaurant chain, from November 2008 to December 2014, when he retired. From July 2005 to October 2008, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner at Deloitte & Touche, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. Mr. Kerley also serves on the board of Cavco Industries, Inc., one of the largest producers of manufactured homes in the United States, and served on the board of The Joint Corp., a publicly traded operator, manager and franchisor of chiropractic clinics from September 2015 until June 2019. He received a bachelor’s degree in accounting from Marshall University in 1971.
Mr. Kerley served as a senior financial executive with experience in a variety of operational issues, financial budgeting, planning and analysis, capital investment decisions, mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC. This strong financial background provides the Board with financial expertise, including an understanding of financial statements, finance, capital investing strategies and accounting.

Board Committees: Chairperson of the Compensation Committee and Chairperson of the Audit Committee

Director Since: 2010

Stacy Saal
____
Stacy Saal most recently served as the Chief Executive Officer of Glydways, a transportation technology and clean energy company until March 2023. Ms. Saal served as Chief Operating Officer of Fabric Inc., a commerce platform software company to the retail industry, from February 2022 until her move to Glydways in December 2022. Ms. Saal previously served as Chief Operating Officer of Babylon Inc, a technology-driven digital health company from February 2021 until February 2022. Previously, she was the General Manager and Chief Operating Officer of the Prime Air division of Amazon.com, Inc. from 2018 until 2021. Prior to that, she held various executive leadership roles in marketing, operations, and general management at Amazon from 2008 until 2018, including as Global Program Leader and Head of Global Marketing, Membership and Customer Experience of Amazon Fresh from 2016 until 2018 and General Manager of Prime Now from 2015 until 2016. Before joining Amazon, Ms. Saal was Vice President of Operations at GlobalWine, Chief Executive Officer of Tom’s Cookies, and Director of Demand Planning for the Dockers Brand at Levi Strauss & Co. At the start of her career, Ms. Saal held merchandising, operational and supply chain optimization roles at Williams-Sonoma, Inc. She graduated with a Bachelor of Art in Economics from Sonoma State University.
Ms. Saal has nearly twenty-five years of broad leadership experience in strategy, team building, marketing, operations, and product management all unified by a strong focus on the customer experience, which provides the Board with valuable business and operating expertise.

Board Committees: Compensation Committee

Director Since: 2021

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TABLE OF CONTENTS	Proposal Two

Christopher S. Shackelton
____
Mr. Shackelton was appointed Chairman in 2012 and served as Interim CEO in 2015. Mr. Shackelton is managing partner and co-founder of Coliseum Capital Management, a private investment firm that invests with a long-term orientation. Previously, Mr. Shackelton worked at Watershed Asset Management and Morgan Stanley & Co. Mr. Shackelton also serves as Chairman of Lazydays Holdings, Inc., an operator of recreational vehicle dealerships, and on the Board of Directors of Universal Technical Institute, a technical training school for the transportation industry, as well as, from time to time, private companies. Mr. Shackelton was previously Chairman of Rural/Metro Corp, an emergency ambulance company, from December 2010 to June 2011, and Chairman of Medalogix, LLC, a healthcare data analytics company, from August 2014 to May 2021, and served on the boards of BioScrip Inc., an infusion services company, from March 2015 to August 2019, LHC Group Inc., a nursing care company, from November 2012 through August 2017, Advanced Emissions Solutions Inc., a clean energy technology company, from August 2014 through May 2016, and Interstate Hotels Inc., a global hotel management company, from February 2009 through March 2010. Mr. Shackelton is actively involved in multiple charitable organizations. Mr. Shackelton received a bachelor's degree in Economics from Yale College in 2001.
Mr. Shackelton's experience creating stockholder value for a wide range of companies provides the Board with valuable business leadership and strategic focus. Mr. Shackelton brings financial and investing experience from other public company boards on which he led mergers and acquisitions, financings, restructurings and other initiatives. Furthermore, Mr. Shackelton's in-depth knowledge of the healthcare industry is particularly beneficial to the Board.

Chairman of the Board

Director Since: 2012

Frank J. Wright
____
Mr. Wright is founder of PharmaTrust, a firm that provides advisory services to companies and investors engaged in healthcare services and pharmaceutical development and manufacturing. Mr. Wright has almost 40 years of experience in the chemical and pharmaceutical industries. He served as a senior executive of Alexion Pharmaceuticals LLC from 2012 to 2014, as President of European operations, and is a co-founder of Aptuit, an integrated drug development services company. Prior to that, Mr. Wright held a variety of executive positions in multiple pharmaceutical companies, including Glaxo Wellcome (now GlaxoSmithKline). He is a director of Exela Pharma Sciences and ZenQMS LLC, and retired in 2017 as a Director of Laurus Labs Private, Limited and Laurus Synthesis Inc. where he served for 10 years. Mr. Wright received a mechanical engineering degree from the University of Strathclyde, Glasgow.
Mr. Wright’s almost 40 years of operational experience in the chemical and pharmaceutical industries, including as the founder of an advisory services firm engaged in healthcare services, pharmaceutical development and manufacturing, adds significant value to the Board. Mr. Wright’s executive leadership and experience provides the Board with operational expertise.

Board Committees: Audit Committee and Nominating and Governance Committee member

Director Since: 2016

Modivcare 2023 Proxy Statement	19

Proposal Two	TABLE OF CONTENTS
Non-Director Executive Officers
The following is a brief summary as of the Record Date of the background of each executive officer who is not a director:

Anne Bailey
____
Anne Bailey was appointed President of ModivCare’s Home division in March 2023. She brings over 25 years of executive leadership experience in the healthcare industry, including payor and revenue strategy, insurance, and communications. Ms. Bailey was most recently a senior executive and Group Vice President at DaVita, a fortune 250 healthcare company from 2014 through March 2023. Prior to that she was a Vice President at DaVita where she was also a founding member of DaVita’s Power of Women group and led DaVita’s community giving for many years. Ms. Bailey also has experience working with lawmakers to advance healthcare policies. Prior to DaVita, Ms. Bailey was at Bain & Company, where she led consulting teams focused on domestic and international growth strategies. Ms. Bailey has served as President of the Chronic Disease Coalition and sits on the boards of CU Denver Business School, City Year Denver (emeritus), Amp the Cause, and OI Infusion. Ms. Bailey holds a bachelor’s degree from the University of California, San Diego, a Master of Science degree in information systems from the University of Colorado, and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

Title: President, ModivCare Home

Age: 50

Jonathan B. Bush
____
Jonathan Bush has served as Senior Vice President, General Counsel and Secretary since July 2021. Prior to his promotion, Mr. Bush served as the Company’s Vice President, Deputy General Counsel and Assistant Secretary since November 2019. Previously, from August 2018 to October 2019, he was Vice President, Corporate Development and Deputy General Counsel at BioSrip, Inc., an independent provider of infusion and home care management solutions, and prior to then he held a variety of corporate transaction-oriented roles at the private law firms of PilieroMazza PLLC, Dechert LLP, Schulte Roth & Zabel LLP, and Cravath, Swaine & Moore LLP, and in-house at Goldman, Sachs & Co., a global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to its clients. Mr. Bush graduated with an A.B. in Economics from Harvard University and a J.D. from the University of Texas School of Law.

Title: Senior Vice President, General Counsel and Secretary

Age: 54

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TABLE OF CONTENTS	Proposal Two

Rebecca Orcutt
____
Rebecca Orcutt has served as the Senior Vice President, Chief Accounting Officer since August 2022. Ms. Orcutt has more than 12 years of financial experience in healthcare, financial services, and public accounting, with expertise in Securities and Exchange Commission reporting and policy, technical accounting, Sarbanes-Oxley Act compliance, merger and acquisition (M&A) activities, and business combination integrations. Prior to her promotion to her current position, Ms. Orcutt had served as the Company’s Vice President, Financial Reporting and Accounting since January 2021. Previously, she worked for over a decade in audit and assurance at KPMG LLP. Ms. Orcutt, a certified public accountant, graduated with a B.S. and a Master of Accountancy from the University of Denver.

Title: Senior Vice President, Chief Accounting Officer

Age: 37

Kenneth Shepard
____
Kenneth Shepard has served as the Chief Financial Officer of ModivCare Mobility, which comprises the Company’s non-emergency medical transportation (“NEMT”) division, since August 2022. Prior to that, he served as the Company’s Vice President, Chief Accounting Officer since July 2021 until August 2022, as the Company’s Vice President, Finance and Controller, since May 2016 until July 2021, and as Director of Accounting from June 2015 through April 2016. Previously, he worked for ten years in assurance at BDO USA, LLP, a professional services firm which delivers assurance, tax, and financial advisory services to its clients around the globe. Mr. Shepard, a Certified Public Accountant, graduated with a B.S. in Accountancy from Southern Illinois University Edwardsville and a Master of Accountancy from University of Alabama, Tuscaloosa.

Title: Chief Financial Officer, ModivCare Mobility

Age: 42

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Ilias Simpson
____
Ilias Simpson has served as President of ModivCare Mobility since April 2022. Mr. Simpson has more than fifteen years of executive leadership experience, with a focus on logistics and transportation, including most recently at Radial Inc., a subsidiary of Bpost Group – Parcels and Logistics, where he served as President and CEO, from 2017 until December 2021. Mr. Simpson has also served in leadership positions at Ryder System, Inc., Pentair, Cintas, and Halliburton. Additionally, he is a decorated veteran of the United States Air Force. He graduated with a Master of Business Administration from the University of Dayton and a Bachelor of Arts in Sociology from the University of North Texas

Title: President, ModivCare Mobility

Age: 40

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Corporate Governance
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.
The Board has determined to separate the roles of CEO and Chairman of the Board between two individuals. The Board believes this leadership structure is appropriate because it strengthens the Board’s independence and enables the CEO to focus on the management of our business.
Independence of the Board
The Board believes that independence depends not only on our directors’ individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Governance Committee, uses the current standards for “independence” established by NASDAQ to evaluate any material relationship a director may have with the Company to determine director independence. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group (other than as a director of ModivCare or one of our consolidated subsidiaries). Any relationship that falls below a threshold set forth by the standards for “independence” established by NASDAQ and our corporate governance guidelines, or is not required to be disclosed under applicable SEC rules, is automatically deemed to be an immaterial relationship. Our Board has affirmatively determined that all directors other than Mr. Sampson are independent directors. Daniel Greenleaf, who served as our Chief Executive Officer and as a Class 2 director until his departure from the Company in July 2022, was not considered independent due to his service as an executive officer of the Company.
The Board’s Role in Risk Oversight
The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest as well as legal and regulatory compliance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management regularly provide reports to the Board about their respective areas of responsibility and any related risks. These reports include actions taken by senior management to monitor and control such risks.
Compensation Risks
Prudent risk management is necessary to deliver long-term, sustainable stockholder value. The Compensation Committee believes that the Company’s executive compensation program supports the objectives described below without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered in particular the following attributes and risk mitigation features of our compensation program:
•our program’s emphasis on long-term, equity-based compensation discourages risk-taking that produces short-term results at the expense of building long-term stockholder value
•the maximum payout levels for bonuses and equity-based compensation are capped by the Compensation Committee;
•the Compensation Committee can exercise negative discretion to reduce annual cash incentive compensation payments;
•the Compensation Committee uses an independent compensation consultant that performs no other services for the Company, except at the direction of the Compensation Committee
•the Compensation Committee has the authority to make retroactive adjustments to incentive compensation pursuant to the Company’s clawback policy; and

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•the Compensation Committee reviews, in consultation with the Company’s outside compensation advisors, data contained in our peers’ proxy filings, to arrive at a compensation program that is consistent with our peers and aligns with the interests of the Company’s stockholders.
Communication with the Board
Stockholders may communicate with the Board as a whole, the non-management directors or any individual director, by sending a letter to ModivCare Inc., c/o Corporate Secretary, 6900 Layton Avenue, 12th Floor, Denver, CO 80237. In the letter, the stockholder must identify him or herself as a stockholder of ModivCare. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board as a whole. Depending on the subject matter, the Corporate Secretary will either (i) promptly forward to the Chairperson of the Audit Committee and the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company or (ii) not forward to the Board, any committee or any director, any communications of a personal nature or not related to the duties of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company.
Meetings of the Board of Directors and Committees
During fiscal year 2022, the Board held 13 meetings. In addition, during fiscal year 2022, the Audit Committee held five meetings, the Compensation Committee held four meetings, and the Nominating and Governance Committee held four meetings. During fiscal year 2022, all directors attended at least 75% of the aggregate of the meetings of our Board and of the Committees on which each director served other than Messrs. Carter and Coulter, each of whom attended 71% of the aggregate of the meetings of our Board and of the Committees on which they respectively served.
Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during fiscal year 2022. Additionally, the independent members of the Board met in executive session regularly without the presence of management.
The Board has an internal policy that all of the directors should attend (either telephonically or in person) the annual meeting of stockholders, absent exceptional cause. All of the directors who were directors at the time of the meeting attended the 2022 annual meeting of stockholders.
Committees of the Board of Directors
The Board has three separately designated standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each as described below. The Audit, Compensation, and Nominating and Governance Committees are each governed by a written charter approved by the Board. A copy of each committee’s charter is available on our website at www.ModivCare.com/governance. ModivCare intends to disclose any amendments to these charters required by the SEC or listing standards of NASDAQ at the same location on our website. The information contained on our website is not part of, and is not incorporated by reference in, this Proxy Statement or any other report we file with or furnish to the SEC.

Audit Committee	The Audit Committee currently consists of Mr. Kerley (Chairperson), Ms. Norwalk, Mr. Samant and Mr. Wright.
The primary function of our Audit Committee is to assist our Board in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, the qualifications and independence of our independent auditors the performance of our internal audit staff and independent auditors, and, together with our Nominating and Governance Committee, our compliance with legal and regulatory requirements,. Our Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate our independent auditors and to approve all engagement fees and terms for our independent auditors. In addition, our Audit Committee provides oversight to the Company’s information security programs.

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The Board has determined that each member of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and applicable SEC rules. The Board has determined that Mr. Kerley is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee	The Compensation Committee currently consists of Mr. Kerley (Chairperson), Mr. Carter and Ms. Saal.
The primary function of our Compensation Committee is to assist our Board in discharging its responsibilities relating to compensation of our executives. These responsibilities include reviewing our general compensation philosophy for executive officers, overseeing the development and implementation of compensation programs for executive officers and reviewing compensation levels, including incentive and equity-based compensation, for executive officers, all other employees, directors and Board committee members. Our Compensation Committee determines and approves compensation for our executive officers and administers our incentive and equity-based compensation plans. In doing so, it considers recommendations made by our CEO meeting in executive session with the Compensation Committee. Our Compensation Committee also reviews, and makes recommendations to the Board regarding, the compensation of our CEO. Under its charter, the Compensation Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees or to an officer of the Company (so long as such officer does not decide his or her own compensation).
In 2022, the Compensation Committee continued the engagement of an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), a nationally recognized consulting firm, to review the executive compensation programs (including executive pay levels) and assist in structuring short-term and long-term incentive programs for executive and operational management. Meridian reports directly and solely to the Compensation Committee. Meridian does not provide any other services to the Company, except at the direction of the Compensation Committee. The Compensation Committee assessed the independence of Meridian pursuant to the applicable rules and concluded that Meridian’s work did not raise any conflict of interest that would prevent it from independently representing the Compensation Committee.
The Board has determined that each member of the Compensation Committee is independent as defined in applicable NASDAQ listing standards.

Nominating and Governance Committee	The Nominating and Governance Committee currently consists of Ms. Norwalk (Chairperson), Mr. Coulter, Dr. Graham and Mr. Wright.
The primary functions of our Nominating and Governance Committee are to establish criteria for selecting new directors, identifying, screening and recruiting new directors, recommend to our Board a slate of director nominees for election at our next annual meeting of stockholders, monitor legal and regulatory compliance in coordination with our Audit Committee, and develop and recommend to our Board a set of corporate governance principles. The Committee is directed to assist the Board and management in furthering and promoting the Company’s commitment to diversity and inclusion. In addition, the Committee oversees (i) the Company’s corporate responsibility programs relating to, and (ii) management of the Company’s strategies, initiatives, risks, opportunities, and related reporting obligations with respect to, the governance of sustainability and other material ESG matters. The Company’s corporate governance principles are set forth in our Corporate Governance Guidelines which can be found on our website at www.ModivCare.com/governance and are available in print to any stockholder who requests a copy by writing to our Corporate Secretary.
The Board has determined that each member of the Nominating and Governance Committee is independent as defined in applicable NASDAQ listing standards.

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Board Diversity
The matrix below sets forth the self-identified gender identity and demographic diversity attributes of each of our directors as of May 1, 2023. Please see “Information About Director Nominees,” above, for biographical information on each of our directors. For information regarding the self-identified gender identity and demographic diversity attributes of our directors as of May 2, 2022, please refer to our proxy statement filed with the SEC on May 2, 2022.
Board Diversity Matrix (as of May 1, 2023)

Board Size:
Total Number of Directors: 10
Gender Identity:	Female	Male	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	2	7	—	1
Number of Directors who identify in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	—	—	—	1
Director Nomination Process
Director Qualifications
Nominees for director are selected on the basis of outstanding achievement in their careers and other factors, including: board experience; education; whether they are independent under applicable NASDAQ listing standards and applicable SEC rules; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; industry experience; and willingness to devote adequate time to Board and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of ModivCare and our stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand ModivCare’s financial statements.
Director Nominee Selection Process
In evaluating potential director nominees, including those identified by stockholders, for recommendation to our Board, our Nominating and Governance Committee seeks individuals with talent, ability and experience from a wide variety of backgrounds, and considers attributes such as race, ethnicity, gender, and cultural background when reviewing candidates for our Board and in assessing our Board’s overall composition, in an effort to provide a diverse spectrum of experience and expertise relevant to a diversified business enterprise such as ours. Although we have no minimum qualifications, a candidate should represent the interests of all stockholders, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a director.
Our Nominating and Governance Committee will screen and evaluate all recommended director nominees based on the criteria set forth above, as well as other relevant considerations. Our Nominating and Governance Committee will retain full discretion in

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considering its nomination recommendations to our Board. In identifying, evaluating and nominating individuals to serve as directors, our Board and its Nominating and Governance Committee do not rely on any preconceived guidelines or rules. Rather, our Board and its Nominating and Governance Committee believe that the Company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes and who come from diverse backgrounds.
To become a nominee, an incumbent director must also submit an irrevocable resignation to the Board that is contingent upon (a) such director receiving more votes cast against the director’s election than for the director’s election in the uncontested election, and (b) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The incumbent director must also complete and submit a questionnaire with respect to his or her background and execute a written representation and agreement (the “Director/Prospective Director Agreement”).
The Director/Prospective Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and represent that the director or nominee, if elected, would be in compliance with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Company, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Director/Prospective Director Agreement in any material respect.
The Nominating and Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Governance Committee has the sole authority to select, or to recommend to the Board, the nominees to be considered for election as a director.
The officer presiding over the annual meeting of stockholders, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and ModivCare’s Bylaws. Under ModivCare’s Bylaws, a stockholder who desires to nominate directors for election at an annual meeting of stockholders must comply with the procedures summarized below. Interested stockholders may review ModivCare’s Bylaws, at no cost, on the SEC’s website, www.sec.gov, as Exhibit 3.4 to ModivCare’s Annual Report on Form 10-K filed with the SEC on March 7, 2023, or by submitting a written request directed to the Company’s Corporate Secretary at the address given in the paragraph below.
Stockholder Nominations
ModivCare’s Bylaws require nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board must be submitted to our Corporate Secretary in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 60th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company.
Each notice of nomination is required to set forth, as to each person whom the stockholder proposes to nominate for election or reelection as a director:
•the name, age, business address and residence address of such person;
•the principal occupation and employment of such person;
•the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);
•such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if
•elected;
•all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder;

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•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person (as defined below), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant. A “Stockholder Associated Person” is, with respect to any stockholder, (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of Common Stock of the Company owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person; and
•a questionnaire regarding his or her background and an executed Director/Prospective Director Agreement.
As to the stockholder giving the notice:
•the name and record address, as they appear on the Company’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person;
•(a) the class, series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (b) any derivative instrument (as defined in the Bylaws) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (d) any short interest (as defined in the Bylaws) indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (e) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, must be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);
•a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder;
•any material interest of such stockholder or any Stockholder Associated Person in the election of such nominee, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom;
•a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person and/or (2) otherwise to solicit proxies in support of the election of such person;
•a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to appear in person, or by proxy, at the meeting to nominate the person or persons named in the notice;
•whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and
•any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

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In the event that a special meeting of stockholders is called for the election of directors, a stockholder’s nomination must be delivered to the Company not earlier than the close of business on the 120th calendar day prior to the date of the special meeting and not later than the close of business on the later of the 60th calendar day prior to the date of the special meeting, or, if the first public disclosure made by the Company of the date of the special meeting is less than 70 days prior to the date of the special meeting, not later than the 10th calendar day following the day on which public disclosure is first made of the date of the special meeting. The stockholder submitting a notice of nomination with respect to the election of directors at a special meeting must include, in its timely notice, the same information as set forth above.
A majority of the Board may reject any nomination by a stockholder not timely made or otherwise not made in accordance with the terms of the Company’s Bylaws. If a majority of the Board reasonably determines that the information provided in a stockholder’s notice does not satisfy the informational requirements in any material respect, the Corporate Secretary will promptly notify such stockholder of the deficiency in writing. The stockholder will then have an opportunity to cure the deficiency by providing additional information to the Corporate Secretary within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board reasonably determines. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements in any material respect, then a majority of the Board may reject such stockholder’s nomination.
Compensation of Non-Employee Directors
In assessing compensation elements and making compensation decisions with respect to our non-employee directors, the Compensation Committee engaged Meridian in 2022 to provide independent advice and recommendations. The non-employee director compensation program (as described below) was approved in 2017, and no changes have been made to the program since that time. The Compensation Committee also relies on information about the director compensation practices of a peer group of companies of similar size to the Company in related industries (see the information under the caption “Executive Compensation—Discussion and Analysis—Approach for Developing the Executive Compensation Program” below), as well as its own judgment and prior experience, in determining director compensation.
As compensation for their service as directors of the Company in 2022 (and consistent with the program approved in April 2017), each non-employee member of the Board received an $85,000 annual cash retainer. For service as committee chairs, the Chairperson of the Audit Committee received an additional retainer of $35,000 and the Chairpersons of the Compensation Committee and Nominating and Governance Committee each received an additional retainer of $20,000. For service as Chairman of the Board, the Chairman of the Board received an additional retainer of $35,000. Members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committees (other than the Chairpersons) received an additional retainer of $15,000, $7,500 and $7,500, respectively. Payment of the retainers were made on a monthly basis in advance of each month of service. The Company’s target value of the equity retainer for non-employee members of the Board in 2022 was $130,000, based on the closing stock price of the Company’s stock on the grant date. Except for certain expense reimbursements noted below, no additional payments were made to non-employee members for participating in Board and committee meetings. Non-employee members of the Board may elect to receive unrestricted shares of Common Stock in lieu of cash compensation. Each of Messrs. Coulter, Samant and Wright and Ms. Saal elected to receive all or a portion of their 2022 director cash compensation in the form of unrestricted shares of Common Stock, which was granted on a quarterly basis.
On February 7, 2022, Mr. Carter, Mr. Coulter, Dr. Graham, Mr. Kerley, Ms. Norwalk, Ms. Saal, Mr. Samant and Mr. Wright were each awarded 1,223 restricted stock awards under the 2006 Plan for their annual equity award. On February 7, 2022, Coliseum Capital Partners, L.P. was granted 1,223 stock equivalent units in lieu of an award to Mr. Shackelton. All of these awards vested on February 7, 2023, the first anniversary of the grant date.
Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and meetings of Board committees.

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The following table shows for the fiscal year ended December 31, 2022, information with respect to the compensation of our non-employee directors:
2022 Director Compensation Table

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Todd J. Carter	92,500	129,980	222,480
David A. Coulter	92,500	129,980	222,480
Garth Graham	92,500	129,980	222,480
Richard A. Kerley*	140,000	129,980	269,980
Leslie V. Norwalk*	120,000	129,980	249,980
Stacy Saal	92,500	129,980	222,480
Rahul Samant	100,000	129,980	229,980
Christopher S. Shackelton†(2)	120,000	129,980	249,980
Frank J. Wright	107,500	129,980	237,480
†Denotes Board Chair as of December 31, 2022
*Denotes Committee Chair as of December 31, 2022
1.Represents the aggregate grant date fair value of the stock and stock equivalent units granted in fiscal year 2022. The aggregate grant date fair value of the restricted shares was computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Compensation-Stock Compensation (“ASC 718”).
The aggregate number of unvested stock awards outstanding for each non-employee director as of December 31, 2022 is shown below, all of which vested on February 7, 2023:

Name	Unvested Restricted Stock Awards
Todd J. Carter	1,223
David A. Coulter	1,223
Garth Graham	1,223
Richard A. Kerley	1,223
Leslie V. Norwalk	1,223
Stacy Saal	1,223
Rahul Samant	1,223
Frank J. Wright	1,223
The aggregate number of unvested stock equivalent units outstanding for each non-employee director as of December 31, 2022 is shown below, all of which vested on February 7, 2023:

Name	Unvested Stock Equivalent Units
Christopher S. Shackelton(2)	1,223
2.All of Mr. Shackelton’s compensation for service on the Board inures to the benefit of CCP pursuant to this entity’s policy regarding Mr. Shackelton’s service on the board of companies in which it has an equity interest.

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Stock Ownership Guidelines for Non-Employee Directors
Pursuant to our stock ownership guidelines, our non-employee directors are expected to own shares of our Common Stock with a value equal to five times their annual retainer (excluding compensation for board or committee chair, committee member or lead director positions held). Because Mr. Shackelton assigns all of his Board compensation to CCP as described above, he is excluded from these stock ownership guidelines.
The following counts towards meeting the required holding level:
•shares held directly or indirectly;
•shares underlying any vested RSUs held under our equity-based director compensation program;
•any unvested time-based restricted shares or RSUs held under our equity-based director compensation program (calculated on an assumed net after-tax basis); and
•shares owned jointly with or in trust for, immediate family members residing in the same household.
Non-employee directors are not permitted to sell compensatory shares of our Common Stock until they have reached the required holding level, except if such sale is effected to satisfy tax obligations or to pay the exercise price of options. This holding requirement does not apply to shares purchased by a non-employee director in the market or from the Company for cash unless acquired by exercise of a compensatory option. In the event a non-employee director does not achieve his or her holding level set forth above and sells shares of our Common Stock in violation of the stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances. All of our non-employee directors were in compliance with our stock ownership guidelines as of December 31, 2022, with the exception of Dr. Graham, Ms. Saal, and Mr. Samant, who joined the Company in 2021 and are still subject to a grace period for compliance. The Company expects, however, that these directors will meet the guidelines over the next two to four years.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ModivCare.
To the Company’s knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and individuals who are greater than 10% beneficial stockholders of ModivCare complied with applicable Section 16(a) requirements during the fiscal year ended December 31, 2022, except for (i) a Form 4 for Kenneth Shepard filed late on May 20, 2022 to report two tax withholding events upon the vesting of previously reported restricted stock and restricted stock unit awards; (ii) a Form 4 for Jonathan Bush filed late on May 20, 2022 to report two tax withholding events upon the vesting of previously reported restricted stock and restricted stock unit awards; (iii) a Form 4 for L. Heath Sampson filed late on May 20, 2022 to report one tax withholding event upon the vesting of a previously reported restricted stock unit award and (iv) a Form 4 for Rebecca Orcutt filed late on October 27, 2022 to report a single grant of restricted stock units and employee stock options.
Family Relationships
There are no family relationships among any of our directors and executive officers.
Certain Relationships and Related Party Transactions
Policy Regarding Certain Relationships and Related Party Transactions
Pursuant to its written charter, the Audit Committee has adopted a Related Person Transaction Policy that, subject to certain exceptions, requires the Audit Committee (or the chair of the Audit Committee in certain instances) to review and either ratify, approve or disapprove all “transactions” with “related persons,” which have the meanings given to such terms in Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.
In determining whether to approve or ratify a transaction with a related person under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the transaction and take into account factors such as the related person’s relationship to the Company and interest in the transaction (direct or indirect), the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of a related person transaction for which he or she is a related person or otherwise has a direct or indirect interest.

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Corporate Governance	TABLE OF CONTENTS
The Audit Committee reviews and assesses ongoing related person transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.
Each year our directors and officers complete Directors’ and Officers’ Questionnaires, which, among other things, are designed to elicit information relating to transactions with the Company in which the officer or director or any immediate family member of such officer or director has a direct or indirect interest. We also make inquiries quarterly of officers and directors to identify any additional related person transactions that have arisen since the last inquiry as a means to ensure all potential transactions subject to the policy are captured. These questionnaires are reviewed by our General Counsel and any such transactions or other related person transactions are brought to the attention of the Audit Committee as appropriate.
Indemnification Agreement
The Company has entered into a registration indemnification agreement with each of the Coliseum Stockholders, pursuant to which the Company agreed to indemnify the Coliseum Stockholders, and the Coliseum Stockholders agreed to indemnify the Company, against certain matters relating to the registration of the Coliseum Stockholders’ securities for resale under the Securities Act. Additional information with respect to related party transactions with the Coliseum Stockholders is provided in our Annual Report on Form 10-K for the year ended December 31, 2022 (Note 20, Transactions with Related Parties).
Compensation Committee Interlocks and Insider Participation
The Compensation Committee consists of Mr. Kerley (Chairperson), Mr. Carter, and Ms. Saal. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2022 was a current or former officer or employee of ModivCare, or engaged in any transactions with us which was required to be disclosed by regulations of the SEC. None of ModivCare’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or as a member of our Board’s Compensation Committee.

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Executive Compensation
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis explains the executive compensation program for the following individuals, who are referred to as the named executive officers (“NEOs”):
L. Heath Sampson – President, Chief Executive Officer, and Chief Financial Officer*
Ilias Simpson – President of ModivCare Mobility*
Jason Anderson – Former President of ModivCare Home*
Daniel E. Greenleaf – Former President and Former Chief Executive Officer*
Brett Hickman – Former Chief Commercial Officer*
Grover N. Wray – Former Chief Human Resources Officer*
*Mr. Sampson has served as Chief Executive Officer since July 2022 and as Chief Financial Officer since February 2021. Mr. Simpson has served as President of ModivCare Mobility since April 2022. Mr. Anderson’s service as President of ModivCare Home ceased in July 2022. Mr. Greenleaf’s service as President and Chief Executive Officer ceased in July 2022. Mr. Hickman’s service as Chief Commercial Officer began in April 2022 and ceased in March 2023. Mr. Wray’s service as Chief Human Resources Officer ceased in February 2023, although his employment with the Company continued in a transitional role until May 1, 2023.
Executive Summary
Despite the continued impact of the COVID pandemic and the challenging macroeconomic environment on our business and society at large, the Company continued the evolution of its business and technology that had positive impacts on our clients, transportation providers and members. We also enhanced our senior leadership, resulting in an experienced team with a track record of operational excellence, including veteran leaders for our Mobility and Home businesses. The Board promoted L. Heath Sampson to CEO, Rebecca Orcutt to CAO, and Kenneth Shepard to CFO of our Mobility business. We made progress building for scale through our integration efforts in 2022 which continue into 2023. We grew our membership from 30 to 35 million monthly members in our Mobility segment and we grew our Personal Care provider base - we reintroduced benefits to caregivers in 2022 which contributed to an increase in our caregiver satisfaction score, resulting in an increase in the number of caregivers.

We strengthened our senior leadership, and redefined our vision and goals under a talented new executive team.
We advanced key technology and center of excellence optimization initiatives
2022	We realigned our service offerings under two units: Mobility, consisting of our NEMT business, and Home, which includes our Personal Care, Monitoring, and Meals businesses

The efforts of this talented leadership team during 2022 resulted in the Company continuing to produce strong financial results despite continuing COVID headwinds and a challenging macroeconomic environment. This strong financial performance is evidenced by the Company reporting substantial revenue growth in the last two years as compared to the two years prior, as well as sustained growth in Adjusted EBITDA* with a CAGR of 58% over the last four years, as demonstrated below.

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*Adjusted EBITDA is a financial measure that is not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. A reconciliation of Adjusted EBITDA to net income (loss), its most directly comparable GAAP financial measure, is provided in Appendix A to this Proxy Statement.
Against this challenging macroeconomic environment, the Compensation Committee has utilized four key objectives to continue to engage, retain and motivate the Executive Leadership Team at ModivCare. For 2022, this included enhancing the performance-based aspect of our compensation strategy through the introduction of performance restricted stock units (“PRSUs”). These performance-based awards align executive performance with Company performance by tying the outcome of these awards to common stock price appreciation target values, in addition to time-based vesting restrictions.
The guiding principles of our compensation philosophy are intended to meet the following objectives:

1	Market competitiveness
2	Pay-for-Performance
3	Align with Stockholder Interests
4	Risk Mitigation

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We use market and stockholder driven compensation practices to ensure that there is alignment in pay for performance for our executives.

What we do:	“Double-trigger” change of control provisions
Emphasize pay for performance
Maintain a clawback policy that covers both cash and equity compensation and addresses reputational and financial risk as well as risk management failures
Use an independent compensation consultant
Limit executive perquisites
Maintain robust stock ownership guidelines applicable to all of our executive officers and directors
Provide a significant portion of officer compensation in variable at-risk pay elements
Conduct competitive benchmarking to understand market-typical officer pay levels and practices

What we do not do:	“Single-trigger” accelerated vesting of equity-based compensation
Provide tax gross-ups on executive perquisites
Short-sell, hedge or pledge Company securities
Excessive perquisites
Trade in Company securities during black-out periods, except under limited circumstances, including Rule 10b5-1 trading plans
Reprice stock options without stockholder approval
Excise tax “gross ups” upon change in control

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Executive Compensation	TABLE OF CONTENTS
The elements of our performance-based compensation program are as follows:

Component of Performance-Based Compensation	Description of Program
Short-Term Incentive Plan (the “STI”)	The STI is designed to provide financial incentive to the executives for achieving in-year goals that are aligned to stockholder value creation. As further described below under “2022 Executive Compensation Program Decisions—Short-Term Incentive Plan,” cash and discretionary equity awards were granted under the STI to certain of our NEOs based on 2022 performance.
Long-Term Incentive Program (the “LTI”)	The LTI is designed to align the eligible executives’ incentives with our stockholders’ interests to achieve increases in our stock value. As further described below under “2022 Executive Compensation Program Decisions—Long-Term Incentive Program,” equity awards were granted under the LTI to each of our NEOs in 2022.
STI Determinations
As further described below under “2022 Executive Compensation Program Decisions—Short-Term Incentive Plan,” the Compensation Committee utilized Compensation Adjusted EBITDA, a non-GAAP financial measure that is reconciled to its most directly comparable GAAP financial measure, net income, in Appendix A to this Proxy Statement, as the financial measure against which to determine whether payouts would be made to executives under the 2022 STI. The Compensation Committee chose to use Compensation Adjusted EBITDA, among other reasons, to motivate the executives to manage, to the extent reasonably practicable, the Company’s operating expenses to the amounts that were included in the Company’s Board approved 2022 operating budget. The Compensation Committee then, in connection with its determination of the payouts under the 2022 STI based on 2022 executive performance, exercised discretion to award a portion of the earned payouts in newly structured PRSUs.
LTI Determinations
As further described below under “2022 Executive Compensation Program Decisions—Long-Term Incentive Program,” equity awards were granted under the LTI in 2022 to each of Messrs. Sampson, Hickman, Simpson, Anderson, Greenleaf and Wray.
Stockholder Say-on-Pay and Company Response
In establishing and recommending 2022 compensation for the NEOs, the Compensation Committee considered the results of the Say-on-Pay vote at the 2022 annual meeting of stockholders. At the 2022 annual meeting, our stockholders approved our executive compensation for the 2021 fiscal year with the affirmative vote of more than 99% of shares present in person or represented by proxy and entitled to vote on the proposal. Our Board recognizes that executive compensation is important to stockholders and takes this into account when reviewing the compensation program throughout the year. We believe that we have established a performance-based compensation plan that aligns the compensation paid to NEOs with value delivered to stockholders.
Discussion and Analysis
Executive Compensation Philosophy
ModivCare’s compensation philosophy is designed to attract, incentivize and retain highly talented individuals with diverse backgrounds and experience who are committed to our core values and our purpose of balancing mission and margin.
The guiding principles for our compensation philosophy are:
•Market competitiveness - Aggregate total direct compensation (base salary, variable pay and long-term incentive) should be near the market median (if affordable) and allows company and/or individual performance to drive actual compensation up or down, including above target pay at the market median when performance warrants it;
•Pay-for-Performance - There should be a strong link between our business strategy, the performance metrics in our short-term and long-term incentive programs, and the business results that drive stockholder value;
•Align with Stockholder Interests - A significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with a leader’s level of responsibility, and the compensation policies should include an opportunity for, and a requirement of, significant equity ownership intended to align the interests of NEOs and stockholders; and

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•Risk Mitigation - Financial risk should be managed through sound plan design and decision-making, with the Compensation Committee and its independent compensation consultant reviewing our executive compensation plans and programs for inappropriate risk on an ongoing basis.
Looking forward to 2023, we are further enhancing the performance-based aspect of our compensation strategy by launching a new structure of PRSUs that ties the performance of executives to the Revenue and EBITDA goals of the Company, in addition to time-based vesting restrictions. This structure is built toward the Company’s goal of achieving $3 billion in Revenue and $300 million in EBITDA in 3 years’ time and aligns executive compensation with the attainment of this goal.

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Executive Compensation	TABLE OF CONTENTS
2022 Compensation Components
The specific components of the 2022 compensation program for NEOs were as follows:

Component	Description	Purpose
Base Salary	Fixed cash component established upon hire (and adjusted from time to time) based on overall skills and experience.	Provide competitive fixed compensation to attract and retain executive talent, reward individual performance, and address market competitiveness.
Short-Term Incentive Plan (the “STI”)	The STI for our NEOs is based on Company financial and NEO individual performance metrics, as described further below.	Provide financial incentive to the executives to reward them for achieving specific strategic, organizational, financial and individual goals that are intended to improve stockholder value.
Long-Term Incentive Program (the “LTI”)
The LTI provides for the grant to the eligible NEOs of a combination, depending on the executive, of stock options, restricted stock units (RSUs) and, beginning in 2022, performance restricted stock units (PRSUs).
Our stock options provide NEOs with the right to purchase Company stock after a specified date, at an exercise price equal to the closing market price on the grant date.
Our restricted stock units provide NEOs with the right to receive shares of Company common stock on a specified date in the future after vesting occurs. RSUs retain the right to receive dividends on the underlying shares, however such dividends are not paid until the RSUs vest. RSUs do not provide voting rights.
Our performance restricted stock units provide NEOs with the right to receive shares of Company common stock based on the achievement of certain performance targets, in addition to time-based vesting restrictions. For 2022, the performance aspect of our PRSUs was tied to common stock price appreciation target values.

Provide motivation to align the executives’ incentives with our stockholders’ interests in achieving increases in our stock value. The combination of stock options, RSUs and PRSUs furthered the Compensation Committee’s objectives of directly aligning executive compensation with stockholder interests, with (1) the stock option component motivating performance through stock price appreciation (i.e., stock options have no value if stock price does not appreciate), (2) RSUs providing incentives for long-term retention of key executives and (3) PRSUs motivating performance through achievement of stock price appreciation targets and providing incentives for long-term retention.
Benefits and Perquisites	We provide benefits generally available to all employees and we provide additional benefits for NEOs. Perquisites for NEOs relate to enhanced insurance and other non-cash benefits. See the discussion below under the caption “—Benefits and Perquisites” for further detail.	Provide a competitive level of employee benefits; aids in attraction and retention of key executives.
Post-Termination Compensation	NEOs are eligible for payments post-termination, as specified below under the caption “—Potential Payments Upon Termination or Change in Control.”	Provide an appropriate level of payment in the event of a change in control or termination event in order to motivate executives to put the Company’s long-term objectives ahead of their own.
Other Policies	•Stock Ownership Guidelines •Clawback Policy •Anti-Hedging / Anti-Pledging Policy	Enhance alignment between executive and stockholder interests.
Approach for Developing the Executive Compensation Program
The compensation of our CEO is determined by the Compensation Committee, subject to the approval of the full Board excluding our CEO. Our CEO annually reviews the performance of each NEO, other than himself, relative to the annual performance goals established for the year. Our CEO then makes recommendations to the Compensation Committee with respect to all aspects of the compensation of the other NEOs who report directly to him, but the Compensation Committee exercises discretion and has the final decision with respect to executive compensation.

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In 2022, the Compensation Committee engaged Meridian to assess the competitiveness of pay for the executive officers and provide independent advice and recommendations to the Compensation Committee regarding executive compensation. In order to avoid conflicts of interest, Meridian only does work authorized by the Compensation Committee. The Compensation Committee annually reviews Meridian’s independence as contemplated by the Compensation Committee’s charter and applicable NASDAQ rules, and determined in 2022 that there were no conflicts of interest.
We believe it is appropriate for NEO pay to be competitive with the market for comparable executives. To achieve this objective, we assess market data for a peer group of companies established by the Compensation Committee, with the assistance of its compensation consultant, from time to time. The peer group chosen for purposes of the 2022 compensation decisions is provided below. The group is composed of 12 health services related companies that were comparable to us in terms of business mix and size (e.g., revenue, EBITDA, and market capitalization) when it was chosen for 2022.

2022 Peer Group
Addus HomeCare Corporation	CorVel Corporation	LHC Group
Allscripts Healthcare Solutions, Inc.	Hanger, Inc.	Option Care Health, Inc.
American Renal Associates Holdings, Inc.	Ensign Group	National HealthCare Corporation
Capital Senior Living Corporation	HMS Holdings	Tivity Health
In addition to comparative market data (peer group and survey data), the Compensation Committee takes into consideration other factors, including global economic conditions and an individual’s role, tenure, experience, skills and performance when making compensation decisions.
2022 Executive Compensation Program Decisions
The following decisions were made for fiscal year 2022 regarding each of these compensation components:
Base Salary
The Compensation Committee has periodically reviewed and set salaries for NEOs at levels intended to be competitive, as further discussed under the caption “—Approach for Developing the Executive Compensation Program,” and to provide the appropriate level of fixed compensation for each individual’s role at the Company. In determining the NEOs’ base salaries, the Compensation Committee has considered the internal pay comparisons within the executive group at the Company, individual performance, overall financial performance of the Company, and market data, as appropriate. Annual base salaries for our NEOs were as follows:

Name	2022(1)	2021(1)
L. Heath Sampson(2)	$750,000	$475,000
Ilias Simpson(3)	$500,000	$—
Jason Anderson(4)	$510,000	$300,000
Daniel E. Greenleaf	$1,000,000	$850,000
Brett Hickman(3)	$500,000	$—
Grover N. Wray	$440,000	$440,000
1.Reflects annual base salaries for our NEOs established for the full calendar years ended December 31, 2022 and 2021, respectively, without adjustment for partial years worked.
2.Mr. Sampson began serving as our Chief Executive Officer in July 2022. The base salary in 2022 reflects his salary upon becoming the Chief Executive Officer.
3.Messrs. Hickman and Simpson began their employment with us in 2022 and, therefore, did not have base salaries in 2021.
4.Mr. Anderson began serving as the President of ModivCare Home in January 2022 and his salary in 2021 reflects his base salary prior to serving in this role.

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Short-Term Incentive Plan
In the design of the 2022 STI plan, the Compensation Committee, in consultation with management, adopted Compensation Adjusted EBITDA targets that were tied to the Company’s Board approved 2022 operating budget. As shown in the reconciliation included in Appendix A to this Proxy Statement, Compensation Adjusted EBITDA is calculated by reducing the Company’s publicly disclosed Adjusted EBITDA by the amount by which the operating expenses identified in such reconciliation exceeded the Company’s Board approved 2022 operating budget. As was the case in 2020 and 2021, the 2022 STI plan provided for a bonus opportunity for each executive based 50% on consolidated financial performance, measured in 2022 by Compensation Adjusted EBITDA, and 50% on individual performance goals established by the Compensation Committee in consultation with the CEO.
In February 2023, the Compensation Committee reviewed the financial and operational results of the Company for the 2022 fiscal year. The Compensation Committee calculated Compensation Adjusted EBITDA for 2022 to be approximately $193 million and used this calculation to determine a potential STI payout of 80% of target under the 2022 STI. The Compensation Committee then exercised discretion and determined, in part as an intended retention tool, to make the payouts 75% in cash and 25% in newly structured PRSUs, with vesting of the PRSU portion of the STI conditioned upon continued employment of the executives through the three-year time-based vesting period as well as the satisfaction of the financial performance objectives contained in the PRSUs.

Named Executive Officer	Target Incentive Plan Opportunity as a % of Salary	Target Incentive Plan Opportunity Value ($)(1)
L. Heath Sampson	100%	750,000
Ilias Simpson(2)	100%	500,000
Jason Anderson	125%	637,500
Daniel E. Greenleaf	125%	1,250,000
Brett Hickman	100%	500,000
Grover N. Wray	75%	330,000
1.The amounts listed in this column are annualized targets and do not necessarily reflect the amounts actually paid to NEOs.
2.Mr. Simpson was also eligible for an initial one-time performance bonus of $100,000, based on the achievement of certain performance goals set by our Chief Executive Officer in collaboration with Mr. Simpson, payable either in cash or equity, at the option of Mr. Simpson.
With respect to the portion of the STI that was tied to individual performance, the amount of the award for each executive was calculated as (A) 50% of the Target Incentive Plan Opportunity Value set forth above, multiplied by (B) the percentage of individual performance objectives achieved, multiplied by (C) 80% (the 2022 STI payout determined by the Compensation Committee). Mr. Sampson’s individual performance objectives centered around achievement of the Company’s Compensation Adjusted EBITDA as well as achievement of MBOs determined during the time he served as CFO of the Company. For the other NEOs, performance objectives centered around, among other things:
•reducing cost overrides in our Mobility business;
•improving on-time performance in our Mobility business;
•expanding the sales pipeline;
•achieving revenue targets;
•increasing Caregiver supply in our Personal Care business;
•reducing annual real estate costs;
•implementing a leadership development program;
•building sustainable processes in governance and risk management; and
•achieving integration synergies.
As a result of their respective performance, each of Messrs. Hickman, Simpson and Wray was determined to have achieved 100% of his performance goals. As a result, such NEOs were awarded 80% of their total target bonuses (prorated from their respective start dates in April 2022, in the case of Messrs. Hickman and Simpson), payable 75% in cash and, if their employment was continuing, 25% in PRSUs. As a result of his respective performance first as CFO and then as CEO and CFO, Mr. Sampson was deemed to have achieved 50% of his performance goals due to the Company’s continued material weakness in financial reporting in the Personal

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Care business and, therefore, was awarded 60% of this target bonus, prorated based on the portion of the year he served as CEO and the portion of the year he served as CFO, payable 75% in cash and, since his employment was continuing, 25% in PRSUs. Due to the fact that the employment of Messrs. Hickman and Wray was not continuing, each only received the cash portion of the STI payout. Messrs. Anderson and Greenleaf, who both departed the Company in July 2022, were not eligible for a bonus for fiscal 2022.
Long-Term Incentives
In an effort to retain, motivate, and continue to align the Company’s executive officers’ interests with stockholders’ interests and stockholder value creation, the Compensation Committee grants long-term incentive awards under its LTI to the executive officers as deemed appropriate by the Compensation Committee from year to year or as required by contractual arrangements, as applicable. In 2022, the Compensation Committee determined to further enhance the performance-based aspect of its compensation strategy by introducing PRSUs to the LTI grants to executive officers in a ratio of 50% PRSUs, 25% restricted stock units, which have inherent retention value, and 25% stock options, which align executives’ interests with stockholders’ interests given their inherent performance-based value tied to stock price appreciation. These PRSUs vest three years from the grant date at various payout percentages depending on the Company’s achievement of the greatest 30-Day VWAP amount during the vesting period.
In furtherance of the foregoing, Mr. Sampson received an award in February 2022 related to his performance as the Chief Financial Officer that consisted of 50% PRSUs with a fair value per share based on the probable satisfaction of the stock price appreciation targets for these awards as of the grant date, 25% stock options with an exercise price per share equal to the closing stock price of the underlying shares of common stock on the grant date and 25% RSUs. Mr. Sampson received an additional award grant in November 2022 as recognition of his appointment as Chief Executive Officer that consisted of 50% PRSUs, 25% stock options and 25% RSUs. Each of Messrs. Anderson, Greenleaf, and Wray received grants in February 2022 in connection with their employment arrangements with the Company. In the case of Messrs. Greenleaf and Anderson, these awards were cancelled prior to vesting as a result of their respective departures from the Company. Mr. Hickman and Mr. Simpson also received grants on April 18, 2022 and April 11, 2022, respectively, in connection with their respective appointments. The Compensation Committee considered various factors in determining the value of the individual equity grants, including the individuals’ roles, performance, historical LTI grants, and market data.
The following table summarizes the equity grants made to the NEOs during 2022.

Named Executive Officer	Grant Date		Exercise Price of Stock Options ($)	Stock Options (# of underlying shares)	Restricted Stock Units	Performance Restricted Stock Units	Grant Date Fair Value ($)(1)

L. Heath Sampson	2/8/2022	(2)	110.07	6,733	2,200	4,401	1,142,947
	11/21/2022	(3)	85.99	1,579	573	1,147	217,995
Ilias Simpson	4/11/2022	(4)	109.70	3,262	1,139	2,278	599,621
Jason Anderson	2/8/2022	(5)	110.07	3,474	1,135	2,271	589,666
	2/22/2022	(6)	101.51	2,743	903	1,807	453,717
Daniel E. Greenleaf	2/8/2022	(7)	110.07	26,136	9,170	18,340	4,762,378
Brett Hickman	4/18/2022	(8)	114.24	5,013	1,750	3,501	981,405
Grover N. Wray	2/8/2022	(9)	110.07	4,586	1,499	2,998	778,500
1.This column shows the aggregate grant date fair value of the stock options, restricted stock units and performance restricted stock units calculated in accordance with FASB ASC Topic 718, based on the assumptions set forth in our 2022 Annual Report on Form 10-K for the year ended December 31, 2022 (Note 15, Stock-Based Compensation and Similar Arrangements). The grant date fair value of the performance restricted stock units is calculated using a Monte-Carlo valuation model, as determined under FASB ASC 718 for awards with a market condition, based on the probable outcome of the performance condition as of the grant date, with inputs to the model of risk-free rate, closing stock price, and volatility.
2.The stock options and RSUs vest in approximately 1/3 increments on February 8, 2023, February 8, 2024 and February 8, 2025, and the PRSUs vest on February 8, 2025 subject to the satisfaction of the performance conditions, and in each case, subject to continued employment through such dates.
3.Granted in connection with Mr. Sampson’s appointment as Chief Executive Officer. The stock options and RSUs vest in approximately 1/3 increments on November 21, 2023, November 21, 2024 and November 21, 2025, and the PRSUs vest on November 21, 2025 subject to the satisfaction of the performance conditions, and in each case, subject to continued employment through such dates.

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4.Granted in connection with Mr. Simpson’s appointment as President of ModivCare Mobility. The stock options and RSUs vest in approximately 1/3 increments on April 11, 2023, April 11, 2024, and April 11, 2025, and the PRSUs vest on April 11, 2025 subject to the satisfaction of the performance conditions, and, in each case subject to continued employment through such dates.
5.Granted in connection with Mr. Anderson’s appointment as President of ModivCare Home. Since Mr. Anderson’s employment terminated as of July 2022 prior to the initial vesting date of the stock options, RSUs and PRSUs, none of these equity grants will vest.
6.Since Mr. Anderson’s employment terminated as of July 2022 prior to the initial vesting date of the stock options, RSUs and PRSUs, none of these equity grants will vest.
7.Since Mr. Greenleaf’s employment terminated as of July 2022 prior to the initial vesting date of the stock options, RSUs and PRSUs, none of these equity grants will vest.
8.Granted in connection with Mr. Hickman’s appointment as Chief Commercial Officer. Since Mr. Hickman’s employment terminated as of March 2023, none of these equity grants will vest.
9.The option became exercisable with respect to 1,529 shares and the RSUs vested as to 500 shares on February 8, 2023. Since Mr. Wray’s employment terminated as of May 1, 2023, the remaining options, RSUs and PRSUs will not vest.
Benefits and Perquisites
401(k) Plans
All NEOs are eligible to participate in our 401(k) Plan and to receive a Company match, subject to plan requirements and contribution limits established under the Internal Revenue Code of 1986, as amended (the “IRC”). NEOs are eligible to receive matching contributions under our 401(k) Plan up to 4% of the amount of the participant’s elective contributions.
Executive Non-Qualified Deferred Compensation Plan
Our NEOs are eligible to participate in our Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which participants may elect to defer up to 10% of their annual base salary and up to 100% of their annual cash bonus. Amounts deferred under the Deferred Compensation Plan, as adjusted for applicable earnings gains and losses and fees, are credited to an account in the participant’s name and remain fully vested at all times. Participants may allocate account balances to one or more notional investments, and the value of their Deferred Compensation Plan account balance may increase or decrease based on the performance of their selected investment options.
Under the Deferred Compensation Plan, participants may elect to receive distributions of their deferred amounts either upon separation from service or as of a specified in-service distribution date. Upon separation from service for any reason, the deferred amounts will be paid in a lump sum within eight months following the separation date. In addition, participants may elect to receive a hardship distribution of deferred amounts due to an eligible unforeseeable emergency.
During fiscal year 2022, none of our NEOs elected to participate in the Deferred Compensation Plan.
Other Benefits and Perquisites
During fiscal year 2022, our NEOs received, to varying degrees, a limited amount of other benefits, including certain group life, health, medical and other non-cash benefits generally available to all salaried employees. More detail on these benefits and perquisites may be found in the “Summary Compensation Table.”

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Other Compensation Policies
Stock Ownership Guidelines for NEOs
We believe that promoting stock ownership aligns the interests of our continuing NEOs with those of our stockholders and provides strong motivation to build stockholder value. Under our stock ownership guidelines, continuing NEOs are expected to own shares of our Common Stock with a value equal to the following multiple of their respective base salaries:

Executive	Stock Ownership Guideline as a Multiple of Salary
CEO	5x annual base salary
Other NEOs	3x annual base salary
The following will count towards meeting the required holding level:
•shares held directly or indirectly;
•shares underlying any vested RSUs or PRSUs received under our equity-based compensation program;
•shares underlying any unvested time-based restricted shares or RSUs received under our equity-based compensation program (calculated on an assumed net after-tax basis);
•shares underlying any unvested PRSUs received under our equity-based compensation program to the extent that any volume-weighted average price performance-based vesting thresholds have been met (calculated on an assumed net after-tax basis);
•shares underlying any in-the-money value of vested stock options; and
•shares owned jointly with, or in trust for, immediate family members residing in the same household.
Continuing NEOs are required to hold all compensatory shares of our Common Stock until they have reached the required holding level described above. This holding requirement does not apply to shares purchased by an NEO in the market or from the Company for cash unless acquired by exercise of a compensatory option. In the event an NEO does not achieve his or her holding level set forth above and sells shares of our Common Stock in violation of the Company’s stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances. Given that Mr. Sampson joined the Company in 2021 and Mr. Simpson joined the Company in 2022, neither met these guidelines at December 31, 2022. The Company expects, however, that these executives will meet the guidelines over the next two to four years. Since Messrs. Anderson, Greenleaf, Hickman, and Wray are no longer employees of the Company, this requirement is no longer applicable to them.
Clawback
It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any excess cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Any such incentive compensation received within the three fiscal years prior to the restatement is subject to retroactive adjustment. The Company may seek cash repayment from the executive, offset compensation due to the executive by the amount subject to retroactive adjustment or cancel the executive’s outstanding awards. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.
Anti-hedging / anti-pledging
We have a policy that prohibits employees, executive officers and the Board from engaging in any hedging or monetization transactions, or other financial arrangements that establish a short position in our Common Stock or otherwise are designed to hedge or offset a decrease in market value. In addition, we have a policy that prohibits our employees, executive officers and the Board from pledging our Common Stock as collateral for a loan or for a margin account.
Change in Control, Severance Arrangements and Severance Payments
During fiscal year 2022, we had either employment agreements or employment offer letters with each of our NEOs. The employment letters with Messrs. Sampson, Hickman, Simpson, Anderson and Wray and the employment agreement with Mr. Greenleaf provide for a severance payment upon the termination of employment under specified circumstances, including termination upon or following a change in control as described below under “—Employment Agreements and Offer Letters with the Named Executive Officers” and “—Potential Payments Upon Termination or Change in Control.”

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Impact of Tax Treatment on Compensation
The Compensation Committee endeavors to structure compensation so that we may take a tax deduction, but it does not have a policy requiring that all compensation must be deductible and it may, from time to time, authorize compensation that is not tax deductible, including where it deems appropriate or necessary in order to ensure competitive levels of total compensation for our NEOs and where doing so would be in the best interests of the Company. For taxable years beginning after 2017, Section 162(m) of the IRC generally disallows tax deductions for annual compensation in excess of $1.0 million paid to our NEOs.
Other provisions of the IRC can also affect compensation decisions. Section 409A of the IRC, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% additional tax and an interest penalty, on a recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure its compensation plans to meet these requirements.
Section 280G of the IRC disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation (an “excess parachute payment”) and Section 4999 of the IRC imposes a 20% excise tax on those payments. The Compensation Committee also takes the provisions of Sections 280G and 4999 into account in structuring compensation, endeavoring to enable the Company to take a tax deduction and executives to avoid the excise tax. For example, our CEO’s employment agreement contains provisions reducing in certain circumstances parachute payments to an amount that will not constitute an excess parachute payment.
Compensation Committee Report
The Compensation Committee operates under a written charter and is comprised entirely of directors meeting the independence requirements of NASDAQ listing rules. The Board established this committee to discharge the Board’s responsibilities relating to compensation of our CEO and each of our other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the CEO and other executive officers.
The Compensation Committee has reviewed and discussed with ModivCare’s management the preceding section entitled “Compensation Discussion and Analysis.” Based on this review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2022 Annual Report through filing of this Proxy Statement.
Compensation Committee
Richard A. Kerley (Chairperson)
Todd J. Carter
Stacy Saal
The information contained above in this section titled “Compensation Committee Report” will not be considered “soliciting material” or to be “filed” with the SEC, nor will that information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into a filing.

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Summary Compensation Table
The following table sets forth certain information with respect to compensation paid by us for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2022, 2021 and 2020 to our NEOs, which group is composed of (1) each person who served as our CEO during fiscal year 2022, (2) each person who served as our CFO during fiscal year 2022, (3) each of our three other most highly compensated executive officers who were employed by us on December 31, 2022, and (4) one other former executive officer who would have been included as one of the three most highly compensated executive officers if such person had remained employed by us through December 31, 2022:

Name	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
L. Heath Sampson(5) President, Chief Executive Officer, and Chief Financial Officer	2022	602,481	1,069,368	291,573	271,116	32,247		2,266,785
	2021	400,822	356,306	356,265	360,740	33,313		1,507,446
Ilias Simpson(6) President of Mobility	2022	365,385	474,621	125,000	319,231	174,657	(7)	1,458,894
Jason Anderson(8) Former President of Home	2022	285,514	826,662	216,720	—	17,014		1,345,910
Daniel E. Greenleaf(9) Former President and Chief Executive Officer	2022	592,500	3,753,006	1,009,372	—	18,455		5,373,333
	2021	850,000	849,956	849,991	1,062,500	25,103		3,637,550
	2020	850,000	850,015	849,630	2,125,000	16,494		4,691,139
Brett Hickman(10) Former Chief Commercial Officer	2022	340,385	781,436	199,969	204,231	25,192		1,551,213
Grover N. Wray(11) Former Chief Human Resources Officer	2022	440,000	613,496	165,004	198,000	130,360	(12)	1,546,860
	2021	345,019	70,514	70,515	70,521	4,470		561,039
1.The compensation included in this column represents the aggregate grant date fair value of the equity awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718, based on the assumptions set forth in our 2022 Annual Report on Form 10-K for the year ended December 31, 2022 (Note15, Stock-Based Compensation and Similar Arrangements). Stock awards are a combination of time-based restricted stock units and restricted shares, as well as performance stock units. The grant date fair value of the performance restricted stock units is calculated using a Monte-Carlo valuation model, as determined under FASB ASC 718 for awards with a market condition, based on the probable outcome of the performance condition as of the grant date, with inputs to the model of risk-free rate, closing stock price and volatility. The amounts do not necessarily reflect the actual value received by the executive, which may be more or less than the amount shown or zero. Assuming the maximum level of performance were achieved, the grant date fair value of the performance restricted stock units granted during fiscal year 2022 to each NEO would equal the following:

Name	Value of PRSUs Assuming Maximum Performance ($)
L. Heath Sampson	1,555,585
Ilias Simpson	699,346
Jason Anderson	1,220,138
Daniel E. Greenleaf	5,487,328
Brett Hickman	1,163,032
Grover N. Wray	897,002

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2.This column shows the aggregate grant date fair value of the stock option awards granted. The grant date fair values have been calculated in accordance with FASB ASC Topic 718, based on the assumptions set forth in our 2022 Annual Report on Form 10-K for the year ended December 31, 2022 (Note 15, Stock-Based Compensation and Similar Arrangements).
3.Includes annual incentive bonuses earned for the year indicated, but paid in March of the following year. With respect to Mr. Simpson, this includes a one-time performance bonus of $100,000, as provided in his offer letter.
4.We provide the NEOs with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are included in this column. For fiscal year 2022, the amounts in this column include, among other things, the following:

Name	Health, Dental, Life and Disability Insurance Premiums	Matching Contributions under Retirement Savings Plans

L. Heath Sampson	20,047	12,200
Ilias Simpson	5,456	12,200
Jason Anderson	6,578	10,436
Daniel E. Greenleaf	6,255	12,200
Brett Hickman	12,992	12,200
Grover N. Wray	11,845	12,200
5.Mr. Sampson has served as President and Chief Executive Officer since July 27, 2022 and as Chief Financial Officer since February 26, 2021.
6.Mr. Simpson has served as President of ModivCare Mobility since April 12, 2022.
7.In addition to certain group life, health, medical and other non-cash benefits generally available to all salaried employees disclosed above under footnote 4, the total for Mr. Simpson in this column also includes relocation expenses of $157,001 and a one-time performance bonus of $100,000 for 2022.
8.Mr. Anderson served as President of ModivCare Home between January 10, 2022 until July 1, 2022, and as Chief Executive Officer of the Company’s VRI subsidiary, which comprises its remote patient monitoring business, since its acquisition in September 2021 until January 10, 2022.
9.Mr. Greenleaf’s employment was terminated on July 27, 2022.
10.Mr. Hickman served as the Chief Commercial Officer from April 19, 2022 until March 31, 2023.
11.Mr. Wray served as Chief Human Resources Officer from October 25, 2021 until February 17, 2023, although his employment with the Company continued in a transitional role until May 1, 2023. Amount listed in the “Salary” column includes payments made during 2021 to Mr. Wray’s consulting company, Animus Advisors LLC, for outsourced human resources services provided by his consulting company.
12.In addition to certain group life, health, medical and other non-cash benefits generally available to all salaried employees disclosed above under footnote 4, the total for Mr. Wray in this column also includes relocation expenses of $106,315.

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Grants of Plan Based Awards Table
The following Grants of Plan Based Awards Table* provides additional information about stock and option awards and non-equity incentive plan awards granted to the NEOs during the fiscal year ended December 31, 2022. The compensation plans under which the grants in the following table were made are described under “2022 Executive Compensation Program Decisions—Annual Incentive Program” and “2022 Executive Compensation Program Decisions—Long-Term Incentives” in the “Compensation Discussion and Analysis” section.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)

L. Heath Sampson	STI	N/A	375,000	750,000	1,500,000	—	—	—	—	—	—	—
	RSU	2/8/2022	—	—	—	—	—	—	2,200	—	—	242,155
	Option	2/8/2022	—	—	—	—	—	—	—	6,733	110.07	242,253
	PRSU	2/8/2022	—	—	—	2,201	4,401	8,802	—	—	—	658,539
	RSU	11/21/2022	—	—	—	—	—	—	573	—	—	49,272
	Option	11/21/2022	—	—	—	—	—	—	—	1,579	85.99	49,320
	PRSU	11/21/2022	—	—	—	574	1,147	2,294	—	—	—	119,403
Ilias Simpson	STI	N/A	250,000	500,000	1,000,000	—	—	—	—	—	—	—
	RSU	4/11/2022	—	—	—	—	—	—	1,139	—	—	124,948
	Option	4/11/2022	—	—	—	—	—	—	—	3,262	109.70	125,000
	PRSU	4/11/2022	—	—	—	1,139	2,278	4,556	—	—	—	349,673
Jason Anderson	STI	N/A	318,750	637,500	1,275,000	—	—	—	—	—	—	—
	RSU	2/8/2022	—	—	—	—	—	—	1,135	—	—	124,929
	Option	2/8/2022	—	—	—	—	—	—	—	3,474	110.07	124,995
	PRSU	2/8/2022	—	—	—	1,136	2,271	4,542	—	—	—	339,742
	RSU	2/22/2022	—	—	—	—	—	—	903	—	—	91,664
	Option	2/22/2022	—	—	—	—	—	—	—	2,743	101.51	91,726
	PRSU	2/22/2022	—	—	—	904	1,807	3,614	—	—	—	270,327
Daniel E. Greenleaf	STI	N/A	625,000	1,250,000	2,500,000	—	—	—	—	—	—	—
	RSU	2/8/2022	—	—	—	—	—	—	9,170	—	—	1,009,342
	Option	2/8/2022	—	—	—	—	—	—	—	26,136	110.07	1,009,372
	PRSU	2/8/2022	—	—	—	9,170	18,340	36,680	—	—	—	2,743,664

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			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)

Brett Hickman	STI	N/A	250,000	500,000	1,000,000	—	—	—	—	—	—	—
	RSU	4/18/2022	—	—	—	—	—	—	1,750	—	—	199,920
	Option	4/18/2022	—	—	—	—	—	—	—	5,013	114.24	199,969
	PRSU	4/18/2022	—	—	—	1,751	3,501	7,002	—	—	—	581,516
Grover N. Wray	STI	N/A	165,000	330,000	660,000	—	—	—	—	—	—	—
	RSU	2/8/2022	—	—	—	—	—	—	1,499	—	—	164,995
	Option	2/8/2022	—	—	—	—	—	—	—	4,586	110.07	165,004
	PRSU	2/8/2022	—	—	—	1,499	2,998	5,996	—	—	—	448,501
1.Amounts represent the threshold, target and to the extent applicable, maximum, under the STI for fiscal year 2022 or similar provisions of the NEOs’ employment agreements or offer letters.
2.Amounts represent the number of shares of common stock to be received upon the threshold payout of 50% of target on the performance restricted stock units granted.
3.Amounts represent the number of shares of common stock to be received upon the target payout of 100% of target on the performance restricted stock units granted.
4.Amounts represent the number of shares of common stock to be received upon the maximum payout of 200% of target on the performance restricted stock units granted.
5.The amounts included in this column represent the grant date fair value of each equity award granted during the year indicated, calculated in accordance with FASB ASC Topic 718, based on the assumptions set forth in our 2022 Annual Report on Form 10-K for the year ended December 31, 2022 (Note15, Stock-Based Compensation and Similar Arrangements). The grant date fair value of the performance restricted stock units is calculated using a Monte-Carlo valuation model, as determined under FASB ASC 718 for awards with a market condition, based on the probable outcome of the performance condition as of the grant date, with inputs to the model of risk-free rate, closing stock price, and volatility. The amounts do not necessarily reflect the actual value that has been, or will be, received by the executive, which may be more or less than the amount shown or zero.
EMPLOYMENT AGREEMENTS AND OFFER LETTERS WITH THE NAMED EXECUTIVE OFFICERS
The following discussion and the discussion below under “—Potential Payments Upon Termination or a Change in Control” describe certain terms of the employment agreements and offer letters with the NEOs.
L. Heath Sampson
On July 27, 2022, L. Heath Sampson was appointed to serve as our Interim Chief Executive Officer, and on November 1, 2022, he was confirmed as our President and Chief Executive Officer. Mr. Sampson will continue to serve as our Chief Financial Officer until a successor is identified. In connection with Mr. Sampson’s prior appointment as Chief Financial Officer, effective February 26, 2021, we entered into an employment letter with Mr. Sampson. Under the terms of Mr. Sampson’s employment letter dated February 24, 2021, he had an initial base salary of $475,000 and was eligible to receive a pro-rata portion of a short-term incentive bonus for 2021 at a target of 90% of his base salary based on performance targets set by the Compensation Committee of the Board of Directors. Mr. Sampson was granted a long-term incentive equity grant on February 26, 2021 with a target grant date value equal to 150% of his base salary, composed of 50% restricted stock units and 50% stock options. In connection with his appointment as President and Chief Executive Officer, on November 21, 2022, the Compensation Committee approved an increase in Mr. Sampson’s base salary to $750,000, with retroactive effect from July 27, 2022, and his short-term incentive and long-term incentive plan targets for fiscal year 2022 remained at the 100% and 190% levels, respectively, previously set by the Compensation Committee in February 2022.
While employed, Mr. Sampson is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. In the event Mr. Sampson’s employment is terminated without cause, Mr. Sampson will be entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. Sampson’s

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execution of a release of claims in favor of the Company. Additional information with respect to the severance payments to which Mr. Sampson is entitled is set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”
Mr. Sampson also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.
Ilias Simpson
Effective April 11, 2022, Ilias Simpson was appointed to serve as President of ModivCare Mobility. Under the terms of Mr. Simpson’s employment letter dated March 25, 2022, he had an initial base salary of $500,000 and was eligible to receive a short-term incentive bonus for 2022 at an initial target of 80% of his base-salary, based on performance targets set by the Compensation Committee of the Board of Directors. Mr. Simpson was also eligible for an initial performance bonus of $100,000, based on the achievement of certain performance goals set by our Chief Executive Officer in collaboration with Mr. Simpson, payable either in cash or equity, at the option of Mr. Simpson. In addition, Mr. Simpson was granted a long-term incentive equity grant on April 11, 2022 with a target grant date value equal to 100% of his base salary, comprised of 50% PRSUs, 25% RSUs and 25% stock options. Pursuant to the terms of his employment letter, Mr. Simpson was also reimbursed $157,001 in expenses for relocating to the Denver area.
While employed, Mr. Simpson is entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. In the event Mr. Simpson’s employment is terminated without cause, Mr. Simpson will be entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. Simpson’s execution of a release of claims in favor of the Company. Additional information with respect to the severance payments to which Mr. Simpson is entitled is set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”
Mr. Simpson also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.
Jason Anderson
Mr. Anderson’s employment letter, dated February 23, 2022, terminated as of July 1, 2022 when Mr. Anderson’s employment with the Company ended. Pursuant to Mr. Anderson’s employment letter, which was entered into in connection with his promotion to President of ModivCare Home, with retroactive effect to January 1, 2022, Mr. Anderson had a base salary of $510,000 and was eligible to receive a short-term incentive bonus for 2022 at a target of 125% of his base salary. In addition, Mr. Anderson was granted long-term incentive equity grants on February 8, 2022 and February 22, 2022 with an aggregated target grant date value equal to 170% of his base salary, comprised of PRSUs, RSUs and stock options, none of which vested prior to the termination of his employment.
While employed, Mr. Anderson was entitled to participate in all employee fringe benefits generally available to the Company’s senior executives, including the Company’s severance policy, which would have provided severance benefits to Mr. Anderson had his employment been terminated by the Company under certain circumstances. As detailed under the caption “—Potential Payments Upon Termination or Change in Control,” Mr. Anderson did not receive any severance benefits upon his termination.
Mr. Anderson also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.
Daniel E. Greenleaf
Daniel Greenleaf’s employment agreement (the “Greenleaf Employment Agreement”), dated November 29, 2019, terminated in July 2022 when Mr. Greenleaf’s employment with the Company ended.
Under the terms of the Greenleaf Employment Agreement, Mr. Greenleaf’s annual base salary was $850,000. Mr. Greenleaf was eligible for an annual bonus equal to 125% of his base salary, based upon achievement of 100% of the performance targets established by the Compensation Committee. Mr. Greenleaf’s annual bonus was subject to a maximum of 250% of his base salary. Mr. Greenleaf was also eligible to receive annual equity grants with a grant date value of at least 200% of his base salary, under the terms and conditions approved by the Compensation Committee.
In addition, on December 11, 2019, pursuant to the Greenleaf Employment Agreement, Mr. Greenleaf was granted RSUs covering 20,104 shares of the Company’s common stock and an option to purchase 67,090 shares of Company common stock with an exercise price of $59.25 and 40,432 premium priced options to purchase shares of Company common stock with an exercise price of $68.14. The RSUs and the options were scheduled to vest ratably in equal installments on each of the first, second, third and

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fourth anniversaries of the grant date, in each case subject to his continued employment through the applicable anniversary date and expire on December 11, 2026. Due to Mr. Greenleaf’s departure, only the first two installments of the RSUs and options vested.
While employed, Mr. Greenleaf was entitled to participate in all employee fringe benefits generally available to the Company’s senior executives, and was also eligible to receive severance benefits in the event his employment was terminated by the Company under certain circumstances. The Greenleaf Employment Agreement included restrictive covenants providing for Mr. Greenleaf’s non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-competition, non-solicitation and non-piracy covenants is two years after the date of termination.
Brett Hickman
Mr. Hickman’s employment letter, dated March 22, 2022, terminated as of March 31, 2023 when Mr. Hickman’s employment with the Company ended. Pursuant to Mr. Hickman’s employment letter, he had an initial base salary of $500,000 and was eligible to receive a short-term incentive bonus for 2022 at a target of 100% of his base salary, based on performance targets set by the Compensation Committee of the Board of Directors. In addition, Mr. Hickman was granted a long-term incentive equity grant on April 18, 2022 with a target grant date value equal to 160% of his base salary, comprised of 50% PRSUs, 25% RSUs and 25% stock options.
While employed, Mr. Hickman was entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Mr. Hickman was also eligible to receive severance benefits in the event his employment was terminated by the Company under certain circumstances. Details with respect to the severance payments Mr. Hickman received as a result of the termination of his employment are set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”
Mr. Hickman also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.
Grover N. Wray
Grover Wray’s employment letter, dated October 14, 2021, terminated as of February 17, 2023, when Mr. Wray’s employment as Chief Human Resources Officer ended, although his employment with the Company continued in a transitional role until May 1, 2023. Under his employment letter, he had an initial base salary of $440,000 and was eligible to receive a pro-rata portion of a short-term incentive bonus for 2021 at a target of 75% of his base-salary, based on performance targets set by the Compensation Committee of the Board of Directors. In addition, Mr. Wray was granted a long-term incentive equity grant on October 27, 2021 with a target grant date value equal to $141,029, comprised of 50% restricted stock units and 50% stock options. Pursuant to the terms of his employment letter, Mr. Wray was also reimbursed $106,315 in expenses for relocating to the Denver area.
While employed, Mr. Wray was entitled to participate in all employee fringe benefits generally available to the Company’s senior executives. Mr. Wray was also eligible to receive severance benefits in the event his employment was terminated by the Company under certain circumstances. Details with respect to the severance payments Mr. Wray received as a result of the termination of his employment are set forth below under the caption “—Potential Payments Upon Termination or Change in Control.”
Mr. Wray also entered into a restrictive covenants agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table reflects the equity awards granted by us to the NEOs outstanding at December 31, 2022:

	Option Awards				Stock Awards

Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(6)

L. Heath Sampson
2/26/2021	3,123	6,245	128.26	2/26/2026	1,852	166,180	—	—
2/8/2022	—	6,733	110.07	2/8/2027	2,200	197,406	2,201	197,451
11/21/2022	—	1,579	85.99	11/21/2027	573	51,415	574	51,460
Ilias Simpson
4/11/2022	—	3,262	109.70	4/11/2027	1,139	102,202	1,139	102,202
Brett Hickman
4/18/2022	—	5,013	114.24	4/18/2027	1,750	157,028	1,751	157,072
Grover N. Wray
10/27/2021	468	935	160.26	10/27/2026	293	26,291	—	—
2/8/2022	—	4,586	110.07	2/8/2027	1,499	134,505	1,499	134,505
1.The options listed in this table have an exercise price equal to the closing market price of our Common Stock on the grant date.
2.The options granted to each of Messrs. Sampson, Hickman, Simpson and Wray during fiscal periods 2021 and 2022, as applicable, vest in three approximately equal installments on each of the first, second, and third anniversary of the grant date, in each case, subject to the executive’s continued employment. Due to the termination of Mr. Hickman’s employment as of March 31, 2023 and Mr. Wray’s employment as of May 1, 2023, unvested options as of those respective dates were forfeited and will not vest.
3.The RSUs granted to each of Messrs. Sampson, Hickman, Simpson and Wray during fiscal periods 2021 and 2022, as applicable, vest in three approximately equal installments on each of the first, second, and third anniversary of the grant date, in each case, subject to the executive’s continued employment. Due to the termination of Mr. Hickman’s employment as of March 31, 2023 and Mr. Wray’s employment as of May 1, 2023, unvested RSUs as of those respective dates were forfeited and will not vest.
4.The market value of the unvested restricted share awards was calculated using a value of $89.73 per share of Common Stock, which was the closing market price of our Common Stock on December 30, 2022.
5.Amounts represent the threshold payout of 50% of target on the performance restricted stock units granted. The PRSUs granted to each of Messrs. Sampson, Hickman, Simpson and Wray during fiscal period 2022 vest on the third anniversary of the grant date, subject to the executive’s continued employment and the satisfaction of the performance objectives contained in such PRSUs. Due to the termination of Mr. Hickman and Mr. Wray’s employment in 2023, unvested PRSUs were forfeited and will not vest.
6.The market value of the unvested PRSUs is based on the threshold payout of 50% and was calculated using a value of $89.73 per share of Common Stock, which was the closing market price of our Common Stock on December 30, 2022.

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Executive Compensation	TABLE OF CONTENTS
Option Exercises and Stock Vested Table
The following table provides additional information about the value realized by the NEOs on option award exercises and stock award vesting during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
L. Heath Sampson	—	—	926	105,573
Ilias Simpson	—	—	—	—
Jason Anderson	—	—	—	—
Daniel E. Greenleaf	83,842	2,190,443	5,677	621,472
Brett Hickman	—	—	—	—
Grover N. Wray	—	—	147	14,015
1.Value realized upon exercise is determined by calculating the difference between the market price of the shares underlying the options, as reported by Nasdaq on the date of exercise, and the exercise price of the options.
2.The amounts in this column reflect the full number of shares that vested and does not take into account shares withheld to satisfy tax obligations upon vesting.
3.Value realized on vesting is determined by multiplying the number of shares underlying the stock award by the closing stock price on the date of vesting, as reported by Nasdaq.
Non-qualified Deferred Compensation
As discussed above, although all of our NEOs are eligible to participate in our Deferred Compensation Plan, none of our NEOs participated in or had account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us during fiscal year 2022.
Equity Compensation Plan Information
The following table provides information, as of December 31, 2022, regarding shares of our common stock that may be issued under our 2006 Plan, which was approved by stockholders, and plans not approved by stockholders (if any). Under the 2006 Plan, no option or stock appreciation rights may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified without stockholder approval (except in connection with a change in our capitalization) if the effect would be to reduce the exercise price for the shares underlying the award.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)

Equity compensation plans	250,077	115.33	1,177,991
Equity compensation plans not approved by security holders	—	—	—
Total	250,077	115.33	1,177,991
1.The number of shares shown in this column represents the number of shares available for issuance pursuant to stock options and other stock-based awards that were previously granted and were outstanding as of December 31, 2022 under the 2006 Plan.

52	Modivcare 2023 Proxy Statement

TABLE OF CONTENTS	Executive Compensation
Pay Versus Performance
The following disclosure illustrates the relationship between the compensation actually paid to our executive officers and the performance of the Company. The table below presents information for each of the last three fiscal years regarding (i) the total compensation for our principal executive officers serving in that capacity during the applicable fiscal year (each, a “PEO”) and the average total compensation of our other NEOs (excluding the PEO(s)) who were serving in that capacity during the applicable fiscal year as disclosed in the Summary Compensation Table (“SCT”), (ii) total compensation actually paid (“CAP”) to each PEO and the CAP to the other NEOs on average, (iii) total shareholder return (“TSR”) for the Company and its peer group, (iv) the Company’s net income (loss), and (v) the Company’s Compensation Adjusted EBITDA, which is the most important financial measure used by the Company in determining executive compensation.

Year	SCT Total		CAP(2)		Average SCT Total for non PEO NEOs ($)	Average CAP(2) to non PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($)	Adjusted EBITDA ($)	Comp. Adjusted EBITDA ($)(3)

	First PEO ($)(1)	Second PEO ($)(1)	First PEO ($)(1)	Second PEO ($)(1)			TSR ($)	Peer Group TSR (NASDAQ Health Services Index) ($)

2022(4)	5,373,333	2,266,785	(9,416,369)	1,256,475	1,475,719	955,828	151.62	79.88	(31,806,000)	221,902,000	192,969,000
2021(5)	3,637,550	N/A	4,708,503	N/A	1,092,956	802,089	250.57	123.36	(6,585,000)	205,008,000	205,008,000
2020(6)	4,691,139	N/A	16,436,594	N/A	925,246	2,192,785	234.25	164.93	88,836,000	189,190,000	189,190,000
1.For fiscal year 2022, Daniel Greenleaf served as our CEO until his employment ended in July 2022. From July 27, 2022, L. Heath Sampson, our CFO, served as our CEO for the remainder of the fiscal year. Mr. Greenleaf is identified in the table as the “First PEO” and Mr. Sampson is identified as the “Second PEO.” Amounts earned by Mr. Sampson in fiscal year 2021 in his role as CFO are included in the NEO averages for 2021.
2.To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for each of the PEOs and for the average of the non-PEO NEOs is set forth following the footnotes to this table.
3.Compensation Adjusted EBITDA is the metric used by the Compensation Committee to determine the STI payouts and is calculated by reducing the Company’s publicly disclosed Adjusted EBITDA by the amount by which the operating expenses identified in such reconciliation exceeded the Company’s Board approved 2022 operating budget. For 2021 and 2020, it was determined that no adjustments were required and the Compensation Committee determined the STI payouts for these years using the Adjusted EBITDA value. Compensation Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. A reconciliation of Compensation Adjusted EBITDA, is provided in Appendix A to this Proxy Statement.
4.For fiscal year 2022, our named executive officers, excluding the PEOs, included (i) Ilias Simpson, our President of ModivCare Mobility, (ii) Jason Anderson, our former President of ModivCare Home (iii) Brett Hickman, our former Chief Commercial Officer, and (iv) Grover N. Wray, our former Chief Human Resources Officer.
5.For fiscal year 2021, our named executive officers, excluding the PEO, included (i) L. Heath Sampson, who served as our Chief Financial Officer, (ii) Walt Meffert, who served as our Chief Information Officer, (iii) Grover N. Wray, who served as our Chief Human Resources Officer, (iv) Kevin M. Dotts, our former Chief Financial Officer, and (v) Kenneth W. Wilson, our former Chief Operating Officer.
6.For fiscal year 2020, our named executive officers, excluding the PEO, included (i) John McMahon, who served as our Chief Accounting Officer, (ii) Kathryn Stalmack, who served as our Senior Vice President, General Counsel and Corporate Secretary, (iii) Kenneth W. Wilson, who served as our Chief Operating Officer, (iv) Kevin M. Dotts, who served as our Chief Financial Officer, and (v) Suzanne G. Smith, our former Chief Accounting Officer.

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Executive Compensation	TABLE OF CONTENTS
Reconciliation of Compensation Actually Paid Adjustments
The following reflects adjustments made to total compensation in the Summary Compensation Table (“SCT”), reported in columns (b) and (d) in the table above, to calculate CAP, reported in columns (c) and (e) in the table above, for each fiscal year:

	First PEO(1)			Second PEO(1)	Average non-PEO NEOs(2)
	2020 ($)	2021 ($)	2022 ($)	2022 ($)	2020 ($)	2021 ($)	2022 ($)
Summary Compensation Total	4,691,139	3,637,550	5,373,333	2,266,785	925,246	1,092,956	1,475,719
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(3)	(1,699,645)	(1,699,947)	(4,762,378)	(1,360,941)	(149,701)	(420,720)	(850,727)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(4)	5,066,337	1,291,121	—	936,226	516,965	390,666	356,906
(+/-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(5)	6,271,922	858,909	—	(347,599)	668,570	40,318	(11,584)
(+) Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(6)	—	—	—	—	—	—	—
(+/-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(7)	2,106,841	620,870	(825,821)	(237,996)	269,160	24,657	(14,486)
(-) Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(8)	—	—	(9,201,503)	—	(37,455)	(325,788)	—
Compensation Actually Paid	16,436,594	4,708,503	(9,416,369)	1,256,475	2,192,785	802,089	955,828
1.Refer to footnote 1 of the pay versus performance table above for information regarding who served as PEO during fiscal years 2020, 2021 and, partially, 2022, and who served as PEO for the remainder of fiscal year 2022.
2.Refer to footnotes 3,4 and 5 above for the NEOs included in the average for each of 2022, 2021 and 2020, respectively.
3.Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
4.Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
5.Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
6.Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
7.Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
8.Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

54	Modivcare 2023 Proxy Statement

TABLE OF CONTENTS	Executive Compensation
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the Named Executive Officers
In the Company’s assessment, the most important financial performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance were:
–Compensation Adjusted EBITDA
–Stock Price of ModivCare Common Stock
Relationship Between Pay and Performance
The illustrations below provide graphical descriptions of the relationships between the following:

CAP vs. TSR (2020 - 2022)
CAP ($ in thousands)
20,000
10,000
0
(10,000)
TSR ($)
400.00
300.00
200.00
100.00
0.00
234.25
250.57
151.62
164.93
123.36
79.88
12/31/20
12/31/21
12/31/22
CAP for first PEO
CAP for Second PEO
Average CAP for non-PEO NEOs
ModivCare TSR
Peer Group TSR

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Executive Compensation	TABLE OF CONTENTS

CAP vs. Net Income (2020 - 2022)
CAP ($ in thousands)
Net Income ($ in thousands)
20,000
10,000
0
(10,000)
100,000
50,000
0
(50,000)
88,836,000
(6,585,000)
(31,806,000)
12/31/20
12/31/21
12/31/22
CAP for first PEO
CAP for Second PEO
Average CAP for non-PEO NEOs
Net Income

CAP vs. Compensation Adjusted EBITDA (2020 - 2022)
20,000
10,000
0
(10,000)
CAP ($ in thousands)
230,000
220,000
210,000
200,000
190,000
180,000
Comp. Adjusted EBITDA ($ in thousands)
$189,190,000
$205,008,000
$192,969,000
12/31/20
12/31/21
12/31/22
CAP for first PEO
CAP for Second PEO
Average CAP for non-PEO NEOs
Comp. Adjusted EBITDA

56	Modivcare 2023 Proxy Statement

TABLE OF CONTENTS	Executive Compensation
Potential Payments Upon Termination or Change in Control
General
The employment agreements, offer letters and the Company’s executive severance policy, as applicable during 2022 to each of our NEOs, provided for severance payments in the event of termination of employment under certain circumstances, including termination following a change in control (none of which include excise tax gross-ups). The receipt of the payments and benefits to these NEOs under the employment agreements, letters and policies are generally conditioned upon their complying with non-competition, non-solicitation/non-piracy and non-disclosure provisions. By the terms of such agreements, letters and policies, the executives acknowledge that a breach of some or all of the restrictive covenants described therein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.
In entering into these agreements and letters and adopting the policy, the Compensation Committee considered legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that will trigger payments under the employment agreements, letters and policies, as noted below.
In fiscal year 2022, Mr. Anderson and Mr. Greenleaf exited the Company and neither received any payments or benefits in connection with his termination of employment. In February 2023, Mr. Wray’s employment as Chief Human Resources Officer was terminated, but his employment continued in a transitional role until May 1, 2023. In accordance with Mr. Wray’s Separation Agreement, Mr. Wray’s severance included 12 months of base salary ($440,000) and 12 months of healthcare coverage following the date of termination. In March 2023, Mr. Hickman’s employment as Chief Commercial Officer was terminated. In accordance with Mr. Hickman’s Separation Agreement, Mr. Hickman’s severance included 12 months of base salary ($500,000) and 12 months of healthcare coverage following the date of termination. For each of Messrs. Anderson, Greenleaf, Hickman and Wray, the unvested portion of any outstanding PRSUs, RSUs and options as of the date of termination were immediately forfeited and will not vest. With respect to vested options held by Messrs. Greenleaf and Wray, those options were, or are, exercisable for 90 days following the date of termination. As detailed above under the caption “—Option Exercises and Stock Vested Table,” Mr. Greenleaf exercised certain of his vested options prior to the expiration of this 90-day period.
The following summaries describe payouts that would have been made under the applicable arrangements to our continuing NEOs if the termination event described had happened at the end of 2022.
Resignation by Employee for Good Reason
Each of Messrs. Sampson and Simpson is entitled to certain payments upon a resignation for Good Reason (as defined below) only if such resignation for Good Reason is in connection with or within one-year following a Change in Control, as defined and detailed below under the caption “—Termination upon or following a Change in Control.”
Termination by Company without Cause
Each of Messrs. Sampson and Simpson is entitled to certain payments upon a termination without “Cause”, which is defined as:
•conviction of a felony or a crime involving fraud or moral turpitude;
•theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs Participant’s ability to perform appropriate employment duties for the Company;
•intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement;
•willful failure to follow lawful instructions of the person or body to which Participant reports; or
•gross negligence or willful misconduct in the performance of Participant’s assigned duties.
Conduct shall not be considered “willful” unless done, or omitted to be done, not in good faith and without a reasonable belief that the conduct (or lack thereof) was in the best interests of the Company.
In the event of termination without Cause each of Messrs. Sampson and Simpson would be entitled to (i) twelve months’ base salary and (ii) continued healthcare coverage for six months following the date of termination.
Termination due to Death
The Company’s current benefit program includes a Company-paid life insurance policy for all named executive officers. In the event an NEO’s employment were terminated due to the NEO’s death, the NEO’s heirs, personal representatives or estate would receive the life insurance proceeds.

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Executive Compensation	TABLE OF CONTENTS
Termination due to Disability
The Company’s current benefit program includes a Company-paid disability insurance policy for all named executive officers.
Termination or Resignation for Good Reason upon or following a Change in Control
Each of Messrs. Sampson and Simpson is entitled to certain payments upon termination in connection with or within 12 months after a “Change in Control”, which is defined for these purposes as an event or events in which:
•any person (other than persons who were employees of the Company more than one year before the transaction becomes the “beneficial owner” of 50% or more of our outstanding voting securities; or
•we consummate (i) a merger or consolidation as more specifically described in the employment agreements or severance policy, as applicable, (ii) a liquidation or (iii) the sale or disposition of all or substantially all of our assets.
Each of Messrs. Sampson and Simpson is also entitled to certain payments if he resigns for Good Reason in connection with or within 12 months after a Change in Control. “Good Reason” is defined for these purposes as the occurrence of any of the following that is not cured within thirty days of executive’s written notice that the occurrence constitutes Good Reason: (i) a material reduction of executive’s base salary other than a reduction which is generally applicable to all executives of the Company or (ii) a relocation of the executive to another Company facility or location more than 50 miles from the executive’s current Company location. To be deemed a resignation for Good Reason, notice must be made by the executive to the Company within 30 days of the occurrence establishing the facts supporting such termination and the resignation must occur within 120 days following the expiration of the Company’s 30-day cure period.
For each of Messrs. Sampson and Simpson, had a Change in Control occurred and he was either terminated or resigned for Good Reason within 12 months following such Change in Control, each would have been entitled to receive (i) a lump sum payment of 12 months’ base salary, (ii) continued healthcare coverage for six months following the date of termination, and (iii) accelerated vesting of all unvested RSU and option awards.
Potential Payments upon Termination of Employment Table
Our NEOs are not entitled to any payments or accelerated vesting of any equity awards solely in connection with or following a Change in Control. Our NEOs are only entitled to payment or accelerated vesting of equity awards (or other benefits) if there is a termination of employment in connection with or within 12 months after a Change in Control, which is commonly referred to as a so-called “double-trigger” change in control arrangement.
The following table quantifies the estimated maximum amount of payments and benefits under the offer letters, the Company’s executive severance policy and agreements relating to awards granted under our 2006 Plan to which the NEOs currently employed by us would have been entitled upon termination of employment as of December 31, 2022 for the various reasons listed, as defined above, but without giving effect to any reduction for excess parachute payments.

58	Modivcare 2023 Proxy Statement

TABLE OF CONTENTS	Executive Compensation

Name	Event Triggering Payment	Cash Payment(s) ($)	Value of Accelerated Vesting of Stock Awards ($)(1)	Value of Accelerated Vesting of Option Awards ($)(1)	Value of Health Insurance Payments ($)	Life or Disability Insurance Proceeds ($)(2)	Total ($)(3)

L. Heath Sampson	Resignation for Good Reason(4)	750,000	—	—	15,537	—	765,537
	Termination without Cause(5)	750,000	—	—	15,537	—	765,537
	Death	—	—	—	—	100,000	100,000
	Disability	—	—	—	—	10,000	—
	Termination Upon Change in Control(6)	750,000	902,916	283,791	15,537	—	1,952,244
Ilias Simpson	Resignation for Good Reason(4)	500,000	—	—	3,901	—	503,901
	Termination without Cause(5)	500,000	—	—	3,901	—	503,901
	Death	—	—	—	—	100,000	100,000
	Disability	—	—	—	—	10,000	—
	Termination Upon Change in Control(6)	500,000	297,883	74,608	3,901	—	876,392
1.Calculated based on the fair value of the awards as of December 31, 2022
2.Under our Long-Term Disability insurance, each NEO under the age of 60 who is terminated due to Disability is entitled to a monthly payment of $10,000 until he or she is 65 years old.
3.Amounts in the total column do not include the $10,000 monthly payments each NEO would receive until the age of 65 if terminated due to Disability.
4.Termination payment applicable only if the resignation for Good Reason occurs upon or within one-year following a Change in Control. Cash Payment includes 12 months of base salary, payable in one lump sum payment. The value of healthcare coverage is based on six months of coverage following the date of termination.
5.Cash Payment includes 12 months of base salary. The value of healthcare coverage is based on six months of coverage following the date of termination.
6.Cash Payment includes 12 months of base salary, payable in one lump sum payment. The value of healthcare coverage is based on six months of coverage following the date of termination.
CEO Pay Ratio Disclosure
Pay Ratio Methodology
To determine the estimated ratio of CEO pay to median employee pay (the “Pay Ratio”) in accordance with Item 402(u) of Regulation S-K of the Securities Act, we considered our entire employee population of approximately 24,000 employees who received paychecks during fiscal 2021 (excluding the CEO) and who were employed by us as of December 31, 2021, however, we did not include 7,213 employees of Care Finders or VRI, our recently-acquired subsidiaries. We used compensation paid during fiscal year 2021 to determine our median employee, and annualized pay for those employees who commenced work during fiscal year 2021. For 2022, we determined that there had been no material change in our employee population or employee compensation arrangements as compared to 2021 that would result in a significant change to our pay ratio disclosure, including the addition of previously omitted employees of Care Finders and VRI. As such, we would be permitted to use the same median employee as 2021. Due to a change in the circumstances of the individual identified as our median employee in 2021, however, for 2022 we substituted a median employee whose pay was substantially similar to the median employee selected for 2021, as permitted by the SEC. The Summary Compensation Table (“SCT”) total compensation, as calculated in accordance with Item 402(u)(2) of Regulation S-K of the Securities Act, of this median employee was $14,027 in fiscal year 2022. Our median employee is a caregiver working part-time with 20 hours per week or less.
The CEO pay used for purposes of calculating the Pay Ratio is $2,625,000, the SCT total compensation of our CEO, L. Heath Sampson, assuming he had been paid from January 1, 2022 through December 31, 2022 in his role as CEO. In accordance with Instruction 10 to Item 402(u), we looked only to the CEO serving in that position on the date we identified our median employee for fiscal year 2022, which was Mr. Sampson, and then annualized the compensation Mr. Sampson received as CEO. Under this approach, the compensation that Mr. Sampson received as Chief Financial Officer prior to his appointment as CEO was not included. As such, the CEO pay used for purposes of calculating the Pay Ratio does not represent the actual compensation Mr. Sampson received during fiscal year 2022.

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Executive Compensation	TABLE OF CONTENTS
As a result, the reasonable estimated ratio of CEO pay to median employee pay, calculated in a manner consistent with Item 402(u) of Regulation S-K of the Securities Act is 188:1. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments. We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.
Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

60	Modivcare 2023 Proxy Statement

Proposal Three: Advisory vote to approve named executive officer compensation
Section 14A of the Exchange Act provides stockholders an opportunity to cast a non-binding advisory vote to approve the compensation of the “named executive officers” identified in the Summary Compensation Table of this document.
The Compensation Committee has considered that the holders of approximately 99% and 98% of the votes cast at each of our 2022 and 2021 annual meetings of stockholders, respectively, approved, on an advisory basis, the compensation of our NEOs as disclosed in the Proxy Statement for those annual meetings.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” above, our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 33 for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our NEOs.
We believe that the compensation programs offered to our NEOs should support the creation of stockholder value and achievement of our financial goals. Accordingly, our guiding compensation principles focus on:
•attracting, retaining, and motivating high-performing leaders;
•aligning the interests of our executives with those of our stockholders, and incentivizing stockholder value creation;
•linking a meaningful portion of executive compensation to achievement of key financial, operational, and capital allocation performance goals; and
•maintaining a significant portion of compensation based on at-risk opportunities including equity awards tied to stock price
Our Compensation Committee has a long history of performance-based pay practices and considers numerous factors when setting compensation for our NEOs including:
•actual and adjusted EBITDA, earnings per share, return on equity performance, and stockholder value created;
•goals and objectives set for each executive officer at the beginning of the year; and
•recommendations of an independent third-party executive compensation consultant
Board Recommendation ____ The Board unanimously recommends that you vote “FOR” the compensation of our named executive officers, as disclosed in this Proxy Statement.

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Proposal Three	TABLE OF CONTENTS
Other considerations include individual performance, internal pay comparisons within the executive group at the Company, overall financial performance of the Company, and market data.
Our annual incentive cash compensation and equity-based compensation programs are designed to be performance-based and to incentivize achievement of the Company’s short- and long-term financial, operation and strategic goals. Our long-term incentive program uses equity grants to incentivize performance and reward our executives for stockholder value creation. We believe this structure encourages an ownership mentality that motivates our management to create stockholder value over a multi-year period.
Our Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Company values the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We currently conduct this vote on an annual basis, and, unless we determine subsequently to change our current practices concerning the frequency of the voting on executive compensation, based on our stockholders indicating a preference for a frequency of every two or three years for such vote pursuant to Proposal 4 or for other reasons, the next such vote will take place at our 2024 annual meeting of stockholders.

✓
The Board unanimously recommends that you vote “FOR” the compensation of our named executive officers, as disclosed in this Proxy Statement.

62	Modivcare 2023 Proxy Statement

Proposal Four: Advisory vote on the frequency of future advisory votes on named executive officer compensation

Our stockholders are entitled, at least once every six years, to cast a non-binding advisory vote regarding how frequently (“Say on Frequency”) the Company should include a proposal asking for a non-binding advisory vote on the compensation of the Company’s NEOs (“Say on Pay”). Therefore, the Company’s stockholders are being asked at this annual meeting to express their preference as to whether an advisory vote to approve the compensation of the NEOs should be held every one, two or three years. Stockholders may also abstain from casting a vote on this proposal.
The Company has historically held an advisory vote on executive compensation every year, consistent with the frequency receiving the most votes cast by the Company’s stockholders at the Company’s annual meeting held in 2017. The Board believes that an annual Say on Pay vote continues to be appropriate for the following reasons:
•It helps the Board and Compensation Committee obtain contemporaneous and more direct feedback from stockholders regarding the Company’s compensation practices and policies;
•It provides a higher level of accountability to the stockholders and fosters more frequent communication between the Compensation Committee and our stockholders;
•An annual vote furthers the Company’s commitment to maintaining high standards of corporate governance; and
•If a negative response to the “Say on Pay” vote is received, the Company will be able to make changes to its practices without having to wait two or three years to receive stockholder feedback about the changes.
Stockholders who may have concerns about executive compensation between advisory votes are welcome to bring their specific concerns to the attention of the Board. Information about communicating with the Board is included under the caption “Communication with the Board” above.
This Say on Frequency vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and its Compensation Committee value the opinions of the stockholders, and therefore will take into account the outcome of the votes when considering the frequency of future advisory votes on executive compensation. Nevertheless, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by its stockholders or recommended by the Board, and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
The next advisory vote on the frequency of the advisory vote on executive compensation is expected to occur at our 2029 annual meeting of stockholders.

✓
The Board unanimously recommends that you vote “ONE YEAR” for the frequency of future advisory votes on named executive officer compensation.

Modivcare 2023 Proxy Statement	63

Proposal Five: Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022 was KPMG LLP. The Audit Committee of the Board has selected KPMG as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2023.
Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. If stockholders do not ratify the appointment, though it may nevertheless retain KPMG, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. In addition, even if the stockholders ratify the selection of KPMG, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.
The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Board Recommendation
____
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

✓
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

64	Modivcare 2023 Proxy Statement

Audit Committee Report
The Audit Committee of the Board consists of Mr. Kerley, Ms. Norwalk, Mr. Samant and Mr. Wright. Mr. Kerley is the Chairperson of the Audit Committee.
The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.ModivCare.com/governance.
The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of ModivCare’s internal control over financial reporting as of December 31, 2022, which it made using the criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has also reviewed and discussed with KPMG, the Company’s independent registered public accounting firm, its review and report on ModivCare’s internal control over financial reporting. ModivCare published these reports in its 2022 Annual Report.
The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements of ModivCare for the fiscal year ended December 31, 2022. Management represented to the Audit Committee that ModivCare’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee received the written disclosures and the confirming letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from ModivCare.
Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the 2022 Annual Report.
The Audit Committee
Richard A. Kerley (Chairperson)
Leslie V. Norwalk
Rahul Samant
Frank J. Wright
The information contained above in this section titled “Audit Committee Report” will not be considered “soliciting material” or to be “filed” with the SEC, nor will that information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into a filing.

Modivcare 2023 Proxy Statement	65

Independent Registered Public Accountants
Fees of Independent Registered Public Accounting Firm
Fees for professional services provided by KPMG, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2022 and 2021, in each of the following categories were:

	Fiscal Year Ended December 31,

	2022 ($)	2021 ($)

Audit fees	3,261,912	2,870,512
Audit related fees	275,000	—
Tax fees	246,733	262,873
All other fees	—	—
Total	3,783,645	3,133,385
Audit Fees
Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required interim reviews), the audit of the Company’s internal control over financial reporting, and for services provided in connection with stand-alone or statutory audits and regulatory filings or engagements, as well as comfort letters rendered in connection with debt offerings.
Audit Related Fees
Audit related fees consisted of a real time IT system assessment related to the WorkDay IT system implementation.
Tax Fees
Tax fees consisted of amounts incurred for professional services rendered by KPMG for tax compliance, transfer pricing and tax consulting.
All Other Fees
There were no other fees incurred for services rendered by KPMG during the periods presented.
Independence
The Audit Committee has considered and determined that the services provided by KPMG were compatible with KPMG maintaining their independence.
Audit Committee Pre-Approval Policies
The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all of the foregoing services provided to the Company by KPMG in fiscal years ended December 31, 2022 and 2021.

66	Modivcare 2023 Proxy Statement

Stockholder Proposals for 2024 Annual Meeting
Pursuant to the applicable rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted and included in the Company’s proxy statement within the Rule 14a-8 process for consideration at the Company’s annual meeting to be held in 2024 (the “2024 Annual Meeting”) will be January 2, 2024.
Pursuant to the Company’s Bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination of a director at, the 2024 Annual Meeting, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, no earlier than the close of business on February 14, 2024, and not later than the close of business on April 14, 2024. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
As to all such matters which the Company does not have notice on or prior to April 14, 2024, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2024 Annual Meeting to vote on such proposal.
In addition, in order to comply with universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company no later than April 14, 2024 that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

Modivcare 2023 Proxy Statement	67

Other Matters
On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matter to be raised at the Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

68	Modivcare 2023 Proxy Statement

Additional Information
The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at www.sec.gov. Stockholders may also request additional copies of the Company’s 2022 Annual Report, except for exhibits to the 2022 Annual Report, without charge, by submitting a written request to the Company’s Corporate Secretary at 6900 Layton Avenue, 12th Floor, Denver, CO 80237.

Modivcare 2023 Proxy Statement	69

Householding
In order to reduce printing costs and postage fees, the Company has adopted the process called “householding.” Under this procedure, the Company may deliver a single copy of the Notice, and if applicable, this Proxy Statement and 2022 Annual Report to multiple stockholders who share the same last name and address, unless the Company receives contrary instructions from stockholders at that address. Stockholders who participate in householding will continue to receive separate proxy cards, if applicable.
If you prefer to receive multiple copies of the Company’s Notice or Proxy Statement and the 2022 Annual Report at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 6900 Layton Avenue, 12th Floor, Denver, CO 80237 or by calling (303) 728-7030. We will deliver to you promptly any copies so requested. Eligible stockholders of record receiving multiple copies of this Proxy Statement and 2022 Annual Report can request householding by contacting the Company in the same manner.
By Order of the Board of Directors:

L. Heath Sampson
President, Chief Executive Officer, and Chief Financial Officer
May 1, 2023
Denver, CO

70	Modivcare 2023 Proxy Statement

Appendix A
Non-GAAP Financial Measures and Adjustments
In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this Proxy Statement includes EBITDA and Adjusted EBITDA for the Company, which are performance measures that are not recognized under GAAP but that we use to measure the Company’s performance and management’s performance against pre-established performance targets for purposes of determining payouts under our STI. EBITDA is defined as income (loss) before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) stock-based compensation; (2) cash settled equity; (3) equity in net (gain) loss of investee, net of tax; (4) restructuring and related costs, including severance and organizational consolidation costs and professional services fees; (5) certain transaction and integration costs; (6) certain settlement related costs; and (7) COVID-19 related costs. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors and other interested parties to gain a better understanding of the factors and trends affecting the ongoing operations of our business and how actual payouts under our STI were determined in 2022 and how they fit within the Company’s broader executive compensation program. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee, net of tax is excluded from these measures, as we and our management do not have the ability to manage the venture in which we have made our investment, allocate resources within the venture, allocate resources within the venture, or directly control its operations or performance.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business or the performance of our management.

Modivcare 2023 Proxy Statement	71

Appendix A	TABLE OF CONTENTS
Reconciliation of Adjusted EBITDA of ModivCare

(dollars in thousands)	FY 2019	FY 2020	FY 2021	FY 2022
Net income (loss)	(4,953)	88,836	(6,585)	(31,806)
Provision (benefit) for income taxes	(573)	22,018	8,617	(3,035)
Interest expense, net	850	17,599	49,081	61,961
Depreciation and amortization	16,816	26,183	56,998	100,415
Reported EBITDA	12,140	154,636	108,111	127,535
Stock-based compensation (1)	5,414	3,776	4,793	5,960
Cash settled equity (2)	—	16,071	9,165	108
Equity in net (gain) loss of investee, net of tax (3)	29,685	(6,411)	38,250	29,964
Restructuring and related costs (4)	6,691	7,295	21,593	26,998
Transaction and integration costs (5)	2,693	12,619	25,588	23,971
Settlement related costs (6)	—	—	—	9,564
COVID-19 related costs, net of grant income (7)	—	1,204	(2,492)	(2,198)
Total adjustments	44,483	34,554	96,897	94,367
Adj. EBITDA	56,623	189,190	205,008	221,902
Less: Restructuring and related costs in excess of approved budget	N/A	N/A	N/A	(13,898)
Less: Transaction and integration costs in excess of approved budget	N/A	N/A	N/A	(13,600)
Less: Settlement related costs in excess of approved budget	N/A	N/A	N/A	(1,435)
Compensation Adj. EBITDA (8)	56,623	189,190	205,008	192,969
Notes to Reconciliation of Adjusted EBITDA:
1.Stock-based compensation: Stock-based compensation provided to employees and non-employee directors under the Company’s 2006 Long-Term Incentive Plan
2.Cash settled equity: Adjusted EBITDA for the years ended December 31, 2020 and December 31, 2021 was recast to show the impact of stock-based compensation and cash settled equity, which the Company is now including, as of the second quarter ended June 30, 2021, for purposes of this calculation
3.Equity in net (gain) loss of investee, net of tax: The Company’s share of net (gain) loss in CCHN Group Holdings, Inc. and its subsidiaries, which operate under the Matrix Medical Network brand (“Matrix”). The Company holds a 43.6% noncontrolling interest in Matrix. The investment in Matrix is accounted for under the equity method of accounting
4.Restructuring and related charges: Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance, and other professional fees
5.Transaction costs: Transaction and integration costs consist of fees incurred for SOX implementation and business integration efforts. Transaction costs in 2022 include fees incurred in the acquisition of Guardian Medical Monitoring (GMM). Transaction costs in 2021 include fees incurred in the acquisitions of CareFinders and VRI. Transaction costs in 2020 include fees incurred in the acquisitions of Simplura and National MedTrans.

72	Modivcare 2023 Proxy Statement

TABLE OF CONTENTS	Appendix A
6.Settlement related costs: The Company’s costs associated with certain one-time settlement-related matters
7.COVID-19 related costs: Additional costs required for health and safety precautions due to COVID-19, less grant income due to COVID-19
Notes to Reconciliation of Compensation Adjusted EBITDA:
8.     Compensation Adjusted EBITDA: Compensation Adjusted EBITDA was utilized by the Compensation Committee to determine the potential STI payout. This amount is calculated by reducing the Company’s publicly disclosed Adjusted EBITDA by the amount by which the operating expenses identified in such reconciliation exceeded the Company’s Board approved 2022 operating budget.

Modivcare 2023 Proxy Statement	73

Appendix B
Amendment to our Certificate of Incorporation
THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MODIVCARE INC.
The undersigned, desiring to amend the certificate of incorporation of a Delaware corporation pursuant to Section 242 of the Delaware General Corporation Law (the “Act”), hereby certifies as follows:
FIRST. The name of the corporation (hereinafter called the “Corporation”) is ModivCare Inc.
SECOND. The Corporation’s Second Amended and Restated Certificate of Incorporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on August 22, 2003 and was amended by the Amendment to the Certificate on May 6, 2015 and the Second Amendment to the Certificate on January 6, 2021.
THIRD. The SIXTH Article of the Certificate, which Article sets forth the structure of the Board of Directors of the Corporation, is hereby amended and restated in its entirety as follows:
“SIXTH: Directors. The number of Directors shall consist of not less than four (4) and not more than eleven (11) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors.
Until the election of directors at the 2023 annual meeting of stockholders, the Board of Directors shall be divided into three classes (Class 1, Class 2 and Class 3), as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits. The directors elected prior to the 2023 annual meeting of stockholders shall serve staggered three-year terms with the term of office of one class expiring at an annual meeting of stockholders each year.
Commencing with the 2023 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, elections shall be held to elect directors to serve one-year terms expiring at the next annual meeting of stockholders to replace those directors whose terms have expired. The term of office for all directors elected at each annual meeting of stockholders held at or after the 2023 annual meeting of stockholders shall be a one-year term expiring at the next annual meeting of stockholders after the date of their election, with the effect that the Board of Directors will cease being classified at the 2025 annual meeting of stockholders. All directors shall continue in office for their elected terms and after the expiration of their elected terms until their successors are elected or appointed and have qualified, except in the event of earlier resignation, removal or disqualification.
A director may be removed from office at any time prior to the 2025 annual meeting of stockholders only for cause, and from and after the 2025 annual meeting of stockholders with or without cause, and only by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at any annual or regular election of directors voting together as a single class. The term “cause” shall mean willful and continuous failure of a director to substantially perform such director’s duties to the Corporation or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.”
FOURTH. The amendment herein certified has been duly adopted in accordance with Section 242 of the Act.
FIFTH. This Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer as of [●], 2023.

MODIVCARE INC.
Date: [●], 2023

By:
Name:	Jonathan Bush
Title:	Senior Vice President, General Counsel and Secretary

74	Modivcare 2023 Proxy Statement

Appendix C
Proxy Card

Modivcare 2023 Proxy Statement	75

modivcare

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by June 12, 2023 in the postage paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15510-P91975 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MODIVCARE INC.

The Board of Directors recommends you vote FOR Proposal 1.

	For	Against	Abstain
1. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation, as amended, to provide for the annual election of directors and eliminate the classified structure of the Board of Directors.	☐	☐	☐

The Board of Directors recommends you vote FOR the election of the Nominees:

2. Election of Directors*

Nominees:	For	Against	Abstain
2a. David A. Coulter	☐	☐	☐
2b. Leslie V. Norwalk	☐	☐	☐
2c. Rahul Samant	☐	☐	☐
2d. L. Heath Sampson	☐	☐	☐

*If stockholders approve Proposal 1, each director nominee, if elected, will hold office for a one-year term expiring at the 2024 Annual Meeting. If stockholders do not approve Proposal 1, each director nominee, if elected, will hold office as a Class 2 director for a three-year term expiring at the 2026 Annual Meeting.

The Board of Directors recommends you vote FOR Proposals 3 and 5, and 1 Year for Proposal 4.

	For	Against	Abstain
3. A non-binding advisory vote to approve named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. A non-binding advisory vote on the frequency of future stockholder advisory votes on named executive officer compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
ModivCare Inc.'s 2023 Notice and Proxy Statement, Proxy Card and 2022 Annual Report on Form 10-K are available at www.proxyvote.com

V15511-P91975

MODIVCARE INC.
Annual Meeting of Stockholders
June 13, 2023 10:00 AM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) L. Heath Sampson and Jonathan B. Bush, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of the Proxy Card, all of the shares of Common Stock of MODIVCARE INC. that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 10:00 AM, MDT on June 13, 2023, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237, and any adjournment or postponement thereof.

This Proxy Card, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this Proxy will be voted for Proposal 1, for the election of the nominees listed in Proposal 2, for Proposal 3, for 1 Year for Proposal 4, and for Proposal 5. With respect to such other business that may properly come before the Annual Meeting and any adjournments, postponements or reschedulings thereof, said proxies are authorized to vote in their discretion in accordance with their best judgment, subject to the conditions described in the accompanying Proxy Statement.

Continued and to be signed on reverse side